                                                              Exhibit 10.206

                        [CONFIDENTIAL TREATMENT REQUESTED]

[Certain information has been omitted herein pursuant to a request for confidential treatment pursuant to Rule 24b-2.]

-------------------------------------------------------------------------------









                                   AGREEMENT


                                    between


                              CHIRON CORPORATION


                                      and


                                CEPHALON, INC.






                                January 7, 1994









------------------------------------------------------------------------------

                              TABLE OF CONTENTS

                                                                      PAGE NO.
                                                                      --------

                             PART I - DEFINITIONS

                            ARTICLE 1 - DEFINITIONS

Affiliate.................................................................   2
Allowable Expense.........................................................   2
Alternate Facility........................................................   2
bFGF......................................................................   2
Calendar Quarter..........................................................   2
Cardioxane................................................................   2
CCP.......................................................................   2
Cephalon..................................................................   2
Cephalon Agreements.......................................................   2
Cephalon Facility.........................................................   2
Cephalon Technology.......................................................   3
Chiron....................................................................   3
Chiron Agreements.........................................................   3
Chiron Facility...........................................................   3
Chiron Product............................................................   3
Chiron Technology.........................................................   3
CIBA......................................................................   3
CIBA Agreement............................................................   3
Collaboration.............................................................   3
Commercialization Date....................................................   4
Compound..................................................................   4
Continuing Licensee.......................................................   4
Cost......................................................................   4
Development Committee.....................................................   4
Development Plan..........................................................   4
Effective Date............................................................   4
Field.....................................................................   4
GMP Grade.................................................................   4
IND.......................................................................   4
JV........................................................................   5
Joint Technology..........................................................   5
JV Technology.............................................................   5
Major Market..............................................................   5
Management Committee......................................................   5
Manufacturing Information.................................................   5
Marketing Committee.......................................................   5
Market Exclusivity........................................................   5
Marketing Plan............................................................   5
NDA.......................................................................   5
Net Sales.................................................................   6
Operating Losses..........................................................   6
Operating Profits.........................................................   6
Pricing Approval..........................................................   7
Product...................................................................   7

Regulatory Approval.......................................................   7
Regulatory Standards......................................................   7
Royalty Territory.........................................................   7
SIBIA Rights..............................................................   7
SOD.......................................................................   7
Specifications............................................................   7
Technical Information.....................................................   7
Territory.................................................................   8
Third Party Royalties.....................................................   8
Trademark.................................................................   8





                     PART II - ACTIVITIES IN MAJOR MARKETS

          ARTICLE 2 - PURPOSE, MANAGEMENT, ETC. OF THE COLLABORATION

SECTION 2.1        Purpose of Collaboration...............................   8
SECTION 2.2        Structure..............................................   8
SECTION 2.3        Management Committee...................................   8
SECTION 2.4        Development Committee..................................   9
SECTION 2.5        Membership; Duties of Members and Alternate Members....   9
SECTION 2.6        Authorized Actions.....................................  10
SECTION 2.7        Meetings...............................................  10
SECTION 2.8        Locations of Meetings..................................  10
SECTION 2.9        Conduct of Meetings....................................  10
SECTION 2.10       Additional Committees..................................  11
SECTION 2.11       Exclusion from Allowable Expenses......................  11
SECTION 2.12       Cooperation of Collaborators...........................  11
SECTION 2.13       Duties of Collaborators................................  11

                   ARTICLE 3 - RESEARCH AND DEVELOPMENT ACTIVITIES

SECTION 3.1        Priorities; Plans; Budgets.............................  11
SECTION 3.2        Clinical Supplies of Products..........................  13
SECTION 3.3        Regulatory Approvals...................................  14
SECTION 3.4        Balancing of Development Costs.........................  15

           ARTICLE 4 - COMMERCIALIZATION ACTIVITIES IN MAJOR MARKETS

SECTION 4.1        Marketing Strategy in Major Markets....................  16
SECTION 4.2        Responsibilities of the Parties........................  17
SECTION 4.3        Commercialization of Products..........................  18
SECTION 4.4        Labelling..............................................  18
SECTION 4.5        Manufacture of Commercial Supplies of Products.........  18
SECTION 4.6        Activities of Chiron Outside the Field.................  21

                             ARTICLE 5 - LICENSES

SECTION 5.1        Cross-Licenses Prior to Formation of JV................  23
SECTION 5.2        Licenses to JV.........................................  24
SECTION 5.3        Licenses from JV to Collaborators in the Major Markets.  24

SECTION 5.4        License from JV to Chiron in the Royalty Territory.....  24
SECTION 5.5        Optional Rights........................................  24
SECTION 5.6        Retained Rights........................................  26
SECTION 5.7        Prior Rights...........................................  26
SECTION 5.8        Inventions.............................................  26
SECTION 5.9        New Technologies.......................................  26
SECTION 5.10       Maintenance of Technology..............................  27
SECTION 5.11       Sublicensing of Technology.............................  27
SECTION 5.12       Disclosure of Technology...............................  27

                   ARTICLE 6 - COMPENSATION IN MAJOR MARKETS

SECTION 6.1        Equal Sharing of Operating Profits and Losses..........  28
SECTION 6.2        Special Allocations....................................  28
SECTION 6.3        Off-Label Sales in the Major Markets...................  29
SECTION 6.4        Royalties to Chiron on Sales of Chiron Products........  29
SECTION 6.5        Calculation of Operating Profits.......................  31

                  PART III - ACTIVITIES IN ROYALTY TERRITORY

          ARTICLE 7 - DEVELOPMENT AND COMMERCIALIZATION ACTIVITIES IN
                               ROYALTY TERRITORY

SECTION 7.1        Development and Commercialization Responsibilities.....  32
SECTION 7.2        Coordination with Collaboration........................  32
SECTION 7.3        Diligence in Commercialization of Products.............  33
SECTION 7.4        Ownership of Data......................................  33
SECTION 7.5        No Allowable Expenses..................................  33
SECTION 7.6        Assistance by the JV...................................  33
SECTION 7.7        Contingent Cephalon Marketing Rights...................  33

                    ARTICLE 8 - ROYALTIES AND REPORTS, ETC.

SECTION 8.1        Royalties..............................................  34
SECTION 8.2        Royalty Rate Adjustments...............................  34
SECTION 8.3        Allocation of Net Sales in the Royalty Territory.......  36
SECTION 8.4        Third Party Royalties..................................  36
SECTION 8.5        Payment of Royalties...................................  37
SECTION 8.6        Reports................................................  37
SECTION 8.7        Currency Restrictions..................................  37
SECTION 8.8        Taxes..................................................  37

                         PART IV - GENERAL PROVISIONS

                   ARTICLE 9 - INTELLECTUAL PROPERTY MATTERS


SECTION 9.1        Intellectual Property Protections......................  38
SECTION 9.2        Defense of Infringement Claims.........................  38
SECTION 9.3        Prosecution of Third Party Infringements...............  39
SECTION 9.4        Joinder................................................  40
SECTION 9.5        Settlement of Claims...................................  40
SECTION 9.6        Cooperation............................................  40
SECTION 9.7        Trademark Matters......................................  41

                       ARTICLE 10 - PAYMENTS AND RECORDS

SECTION 10.1       Payments...............................................  42
SECTION 10.2       Books and Records; Accounting..........................  42

                   ARTICLE 11 - CERTAIN REGULATORY MATTERS

SECTION 11.1       Governmental Inspections and Inquiries.................  43
SECTION 11.2       Adverse Reactions......................................  43
SECTION 11.3       Recalls and Market Withdrawals.........................  43

                      ARTICLE 12 - CONFIDENTIALITY, ETC.


SECTION 12.1       Confidentiality........................................  44
SECTION 12.2       Injunctive Relief......................................  45
SECTION 12.3       Publicity..............................................  45

        ARTICLE 13 - CERTAIN REPRESENTATIONS, WARRANTIES AND COVENANTS

SECTION 13.1       Corporate Status and Authority.........................  46
SECTION 13.2       No Inconsistent Agreements.............................  47

            ARTICLE 14 - DISCLAIMER, INDEMNIFICATION AND INSURANCE

SECTION 14.1       No Warranty............................................  47
SECTION 14.2       Defense of Claims in Territory.........................  47
SECTION 14.3       Costs and Expenses.....................................  47
SECTION 14.4       Indemnity for Excluded Liabilities.....................  48
SECTION 14.5       Procedures for Indemnification.........................  48
SECTION 14.6       Settlements, etc.......................................  48
SECTION 14.7       Limitation of Liability................................  48
SECTION 14.8       Insurance..............................................  49

                        ARTICLE 15 - DISPUTE RESOLUTION

SECTION 15.1       Dispute Resolution.....................................  49
SECTION 15.2       Arbitration............................................  49

                       ARTICLE 16 - TERM AND TERMINATION

SECTION 16.1       Term...................................................  50
SECTION 16.2       Termination of Agreement in Full.......................  50
SECTION 16.3       Action upon Change of Control..........................  50
SECTION 16.4       Partial Termination in Royalty Territory...............  51
SECTION 16.5       Rights and Obligations on Termination..................  51
SECTION 16.6       Termination upon CCP Transfer..........................  54
SECTION 16.7       Effective Date of Termination..........................  54
SECTION 16.8       Survival...............................................  54
SECTION 16.9       Remedies not Exclusive.................................  54

                          ARTICLE 17 - MISCELLANEOUS

SECTION 17.1       Entire Agreement; Amendment............................  54
SECTION 17.2       References to CIBA.....................................  55
SECTION 17.3       Force Majeure..........................................  55
SECTION 17.4       No Interference with Existing Businesses...............  55
SECTION 17.5       Compliance with Law....................................  55
SECTION 17.6       Waiver.................................................  55
SECTION 17.7       No Assignment..........................................  55
SECTION 17.8       Severability...........................................  56
SECTION 17.9       Notices................................................  56
SECTION 17.10      Pronouns...............................................  57
SECTION 17.11      Further Instruments....................................  57
SECTION 17.12      Governing Law..........................................  57
SECTION 17.13      Counterparts...........................................  57


SCHEDULE I          - Third Party Agreements

SCHEDULE II         - Field Exclusion

SCHEDULE III        - SOD Technology

SCHEDULE IV         - Third Party Royalties

SCHEDULE V          - Development Expenses for Transition Period

SCHEDULE VI         - Allowable Expenses and Accounting Principles

SCHEDULE VII        - Preferred Indications of Chiron

SCHEDULE VIII       - Cephalon Nonfield Indications


EXHIBIT A           - Specifications

                                   AGREEMENT

    This AGREEMENT, dated as of January 7, 1994, is made by and between CHIRON CORPORATION, a Delaware corporation ("Chiron"), and CEPHALON, INC., a Delaware corporation ("Cephalon"). Chiron and Cephalon are sometimes referred to herein as "Collaborators" and individually as a "Collaborator".

                                  BACKGROUND

    A. Cephalon possesses certain intellectual property rights (including a license from Cephalon Clinical Partners, L.P. ("CCP")) relating to uses of insulin-like growth factor 1 ("IGF-1") for certain neurological diseases, disorders and conditions (such as amyotrophic lateral sclerosis ("ALS") and peripheral neuropathies) and its production and use as a therapeutic agent in man. Cephalon has an ongoing clinical development program relating to IGF-1 as a therapeutic agent for ALS and certain peripheral neuropathies. Cephalon wishes to have the benefit of Chiron's expertise in the development and production of IGF-1 for neurological disorders.

    B. Chiron possesses certain intellectual property rights (including a license from Ciba-Geigy Ltd. ("CIBA")) relating to uses of IGF-1 for certain neurological diseases, disorders and conditions (such as diabetic neuropathy), and its production and use as a therapeutic agent in man. Chiron wishes to have the benefit of Cephalon's expertise in the development of therapeutic compounds in the neurological field.

    C. Chiron and Cephalon have substantial development programs relating to their respective uses of IGF-1.

    D. Chiron possesses certain intellectual property rights and is otherwise developing other compounds and methodologies that offer promise of therapeutic application in neurological applications, together with and independent of IGF-1.

    E. Cephalon intends to develop a sales and marketing expertise focusing principally on the neurology market.

    F. Cephalon and Chiron believe that a joint development program that optimizes the contributions of each of Cephalon and Chiron will accelerate the beneficial application of IGF-1 and other compounds to address important unmet needs for therapeutic products applicable to neurological diseases, disorders and conditions and will be in their mutual and individual best interests.

     NOW, THEREFORE, in consideration of the mutual covenants contained herein, and intending to be legally bound hereby, the parties agree as follows:

                             PART I - DEFINITIONS

                           ARTICLE 1 - DEFINITIONS

     As used in this Agreement, the following terms shall have the corresponding meanings set forth below:

     (a) "AFFILIATE" means any individual or entity directly or indirectly controlling, controlled by or under common control with, a party to this Agreement. Without limiting the foregoing, the direct or indirect ownership of over 50% of the outstanding voting securities of an entity, or the right to receive over 50% of the profits or earnings of an entity, shall be deemed to constitute control.

    (b) "ALLOWABLE EXPENSE" means the Costs incurred by the JV or a Collaborator under this Agreement pursuant to a budget approved by the Management Committee (including a budget contained in a Development Plan) or that are otherwise approved by the Management Committee as an Allowable Expense. The term "Allowable Expense" also shall include the Costs incurred by a party in a Major Market pursuant to Sections 9.2(c), 9.3(b), 9.3(e) and
9.6 (patent defense and prosecution), Section 11.3 (recalls and withdrawals) or Section 14.3 (joint liability claims) to the extent such Costs are determined by the Management Committee to be reasonable.

    (c) "ALTERNATE FACILITY" has the meaning specified in Section 4.5(a) hereof.

    (d)  "bFGF" means basic Fibroblast Growth Factor.

    (e) "CALENDAR QUARTER" means each three-month period beginning on January 1, April 1, July 1 and October 1 of each year.

    (f) "CARDIOXANE-TRADEMARK-" means the substance known by the chemical name of dexrazoxane, and any analogues or derivatives thereof.

    (g)  "CCP" means Cephalon Clinical Partners, L.P.

    (h)  "CEPHALON" means Cephalon, Inc. and any Affiliate thereof.

    (i) "CEPHALON AGREEMENTS" means the agreements specified on Schedule I hereto pursuant to Section 13.1 hereof.

    (j) "CEPHALON FACILITY" means the facility of Cephalon located at 9000 Virginia Manor Road, Suite 290, Beltsville, Maryland 20705, or any other facility of Cephalon approved by the Management Committee for use in the manufacture of Products under this Agreement.

    (k) "CEPHALON TECHNOLOGY" means any existing or future (i) patent application or issued patent owned or possessed (by license or otherwise) by Cephalon containing a claim that would be infringed by the manufacture, use or sale of a Product in the Territory, including any addition, continuation, continuation-in-part, division, extension or renewal thereof, (ii) Technical Information owned or possessed (by license or otherwise) by Cephalon, (iii) the rights of Cephalon in and to any Trademark and (iv) all rights of Cephalon in and to Joint Technology related to a Product; in each case, to the extent Cephalon has the right to license or sublicense any such right. The term "Cephalon Technology" shall not include the SIBIA Rights, unless otherwise agreed in writing by Cephalon and either Chiron or the JV pursuant to Section
5.5 hereof.

    (l)  "CHIRON" means Chiron Corporation and any Affiliate thereof.

    (m) "CHIRON AGREEMENTS" means the agreements specified on Schedule I hereto pursuant to Section 13.1 hereof.

    (n) "CHIRON FACILITY" means the facility or facilities of Chiron approved by the Management Committee for use in the manufacture of Products under this Agreement.

    (o) "CHIRON PRODUCT" means any Product of Chiron or the Collaboration in the field that contains SOD, Cardioxane or bFGF, whether alone or in combination with an active ingredient other than IGF-1.

    (p) "CHIRON TECHNOLOGY" means any existing or future (i) patent application or issued patent owned or possessed (by license or otherwise) by Chiron containing a claim that would be infringed by the manufacture, use or sale of a Product in the Territory, including any addition, continuation, continuation-in-part, division, extension or renewal thereof, (ii) Technical Information owned or possessed (by license or otherwise) by Chiron, (iii) the rights of Chiron in and to any Trademark, and (iv) all rights of Chiron in and to Joint Technology related to a Product; in each case, to the extent Chiron has the right to license or sublicense any such right.

    (q)  "CIBA" means Ciba-Geigy Ltd.

    (r) "CIBA AGREEMENT" means the Agreement and License between Chiron and CIBA dated as of December 31, 1993.

    (s) "COLLABORATION" means the business of developing and commercializing Products within the Territory, whether conducted directly by Cephalon and Chiron or through the JV.

    (t) "COMMERCIALIZATION DATE" means the date of the first commercial sale of a Product in a Major Market following Regulatory Approval.

    (u) "COMPOUND" means each of IGF-1, SOD, Cardioxane and bFGF and any composition or product added by the parties to the Collaboration in accordance with Section 5.9(b) hereof.

    (v) "CONTINUING LICENSEE" has the meaning specified in Article 16.5 hereof.

    (w) "COST" means the fully burdened, fairly allocated internal costs of a party, on a consolidated basis, including reasonable and customary allocations of indirect and overhead expense and charges in the nature of depreciation and amortization of capitalized cost, and out-of-pocket expenses, to the extent any of the foregoing were incurred in accordance with the accounting methodology authorized pursuant to Section 2.3(c) hereof. The term "Cost" also shall include an interest charge for working capital made available by a Collaborator for inventory and receivables related to the Products, upon terms to be approved by the Management Committee. A Collaborator shall not be required to make working capital available for such purposes.

    (x)  "DEVELOPMENT COMMITTEE" means the committee established pursuant to
Section 2.4 hereof.

    (y)  "DEVELOPMENT PLAN" has the meaning specified in Section 3.1 hereof.

    (z) "EFFECTIVE DATE" means the first date when both Cephalon and Chiron have executed this Agreement.

    (aa) "FIELD" means the prophylactic and/or therapeutic treatment of neurological diseases and disorders in humans including, without limitation, ALS and peripheral neuropathies such as post-polio syndrome, chemotherapy-induced peripheral neuropathy, diabetic neuropathy and Charcot-Marie-Tooth syndrome. The "Field" does not include the uses defined in SCHEDULE II hereto.

    (ab) "GMP GRADE" means production of a Product in accordance with the Regulatory Standards and the process and procedures described in the Manufacturing Information.

    (ac) "IND" means an application for an Investigational Exemption for a New Drug filed with the FDA with respect to a Product, or any comparable filing made with a regulatory authority outside the United States.

    (ad) "JV" means the joint venture to be established by Cephalon and Chiron in accordance with Section 2.2 hereof.

    (ae) "JOINT TECHNOLOGY" means any invention or discovery, whether or not patentable and whether or not in the Field (i) that is made solely or jointly by a JV employee, or (ii) as to which Cephalon and Chiron would be deemed joint inventors in accordance with U.S. patent laws.

    (af) "JV TECHNOLOGY" has the meaning specified in Section 5.2(c) hereof.

    (ag) "MAJOR MARKET" means (i) each of the United States, Canada, Mexico, Austria, Finland, Norway, Sweden and Switzerland and each member country of the European Economic Community ("EEC") as constituted on the Effective Date, whether or not any such country remains a member of the EEC during the term of this Agreement; and (ii) any country which joins the EEC after the Effective Date. If any of the specified countries dissolves or otherwise converts into constituent parts, any country or countries resulting from such dissolution shall automatically be included in the definition of "Major Market".

    (ah) "MANAGEMENT COMMITTEE" means the committee established pursuant to
Section 2.3 hereof.

    (ai) "MANUFACTURING INFORMATION" means all chemistry, formulation, manufacturing, quality control and other information required to be included in as IND or NDA for a Product.

    (aj) "MARKETING COMMITTEE" means the committee to be established pursuant to Section 4.1 hereof.


    (ak) "MARKET EXCLUSIVITY" means, with respect to a Product, any of the following: (i) sale of the Product in the country in question would infringe a claim of an issued patent owned or possessed (by license or otherwise) in whole or in part by a Collaborator or the JV that has not expired or been held invalid or unenforceable by a court of competent jurisdiction in a final and nonappealable or non-appealed judgment, or (ii) the Product or the indication for the Product enjoys market exclusivity by reason of any statute, regulation, rule or order of a governmental authority in the country.

    (al) "MARKETING PLAN" has the meaning specified in Section 4.1 hereof.

    (am) "NDA" means a New Drug Application or a Product License Application filed with the FDA with respect to a Product, or any comparable filing made with a regulatory authority outside the United States.

    (an) "NET SALES" means the invoiced price of a Product charged to an unaffiliated end user in the Territory (i.e., a third party whose use is intended to result in the consumption or destruction of the Product), net of returns and rejections, and after deducting, (i) sales or similar taxes, packaging charges, freight and insurance, to the extent charged to the purchaser or directly attributable to the specific sale, (ii) cash, trade and quantity discounts actually allowed and taken, and (iii) allowances, rebates and commissions actually taken or paid. With respect to sales of a Product in the Royalty Territory, if a Product is sold with a single invoiced price in combination with another therapeutically active component or components or as a combination with diagnostic products where one or more components or products are not Products, Net Sales under such circumstances shall be calculated by multiplying Net Sales of the combination by the fraction A/(A
B), in which A is the invoiced price of the Products, if sold separately, and B is the total invoiced price of any other active components or components in combination, if sold separately. If the Product and/or the active components or components in the combination are not sold separately, the values of the individual components shall be reasonably determined by the Management Committee. The value of the components of the combination will be based on, but not limited to, the cost of manufacturing, the value of comparable components marketed by others and the potential value based on the current cost of diagnosing and treating the disease. In the case of a combination product marketed by the Collaboration in the Major Markets, the Management Committee shall determine the portion of the invoiced price of such product that is to be treated as Net Sales under this Agreement.

    (ao) "OPERATING LOSSES" means any negative number which results from the calculation of Operating Profits.

    (ap) "OPERATING PROFITS" means for the applicable accounting period, the sum of: [CONFIDENTIAL TREATMENT REQUESTED]; LESS [CONFIDENTIAL TREATMENT REQUESTED] for the applicable accounting period.

    (aq) "PRICING APPROVAL" means any pricing or third party reimbursement approval required for the marketing of a Product.

    (ar) "PRODUCT" or "PRODUCTS" means any product consisting of or containing a Compound, whether alone or in combination with another active ingredient, to the extent that it is being developed for a use or is used, or has received Regulatory Approval for a use, in the Field. The term "Products" excludes any product containing a Compound to the extent it is being developed for a use or is used, or has received Regulatory Approval for a use, outside the Field, except to the extent provided under Sections 6.2, 6.3 and 8.3 hereof. The term "Products" also excludes any composition of Chiron or Cephalon that does not contain a Compound, even if such composition is used within the Field.

    (as) "REGULATORY APPROVAL" means any marketing authorization (including authorizations approving an NDA) required for a Product, exclusive of Pricing Approvals.

    (at) "REGULATORY STANDARDS" means (i) the facility license requirements and the current Good Manufacturing Practice regulations of the FDA applicable to the manufacturing facility for, or the production, storage or handling of Products, and (ii) any standards of any governmental authority, whether within or outside the United States (including, without limitation, the Environmental Protection Agency, OSHA and state and local authorities), that apply to the manufacturing facility for, or the production, storage or handling of, Products.

    (au) "ROYALTY TERRITORY" means the portion of the Territory other than the Major Markets.

    (av) "SIBIA RIGHTS" means the patent rights, know-how and other intellectual property rights licensed by Cephalon from The Salk Institute of Biotechnology/Industrial Associates, Inc. pursuant to the License Agreement dated March 5, 1992.

    (aw) "SOD" means superoxide dismutase compounds and related technology described on SCHEDULE III hereto.

    (ax) "SPECIFICATIONS" means the manufacturing, quality control, packaging, labelling, shipping and storage specifications for each Product, to be agreed to by the parties in writing after the Effective Date and made a part of this Agreement as EXHIBIT A hereto. All Products shall be supplied under this Agreement in final, finished and vialed form suitable for end use.

    (ay) "TECHNICAL INFORMATION" means know-how, trade secrets, technical information, formulae, processes and data owned or possessed (by license or otherwise) by a Collaborator which relate to the composition, manufacture or use of a Product, including, without limitation, preclinical or clinical results.

    (az) "TERRITORY" means the world excluding Japan.

    (ba) "THIRD PARTY ROYALTIES" means the royalties payable to third party licensors in the Major Markets under the agreements specified on SCHEDULE IV hereto and any additional royalties payable in the Major Markets by the JV in accordance with Section 5.9(a) hereof.

    (bb) "TRADEMARK" means any trademark, tradename or trade dress designated in writing by the Collaboration for use with a Product in the Territory, whether pending, allowed or registered.

                     PART II - ACTIVITIES IN MAJOR MARKETS

         ARTICLE 2 - PURPOSE, MANAGEMENT, ETC. OF THE COLLABORATION

    SECTION 2.1 PURPOSE OF COLLABORATION. The purpose of the Collaboration is to conduct research, product development and clinical activities and seek Regulatory Approvals related to Products in the Territory and to commercialize Products in the Territory. The parties will collaborate exclusively with each other with respect to the development and commercialization of the Products in the Territory and the Field. The parties intend to share equally in certain costs of developing Products in the Major Markets and in any ultimate Operating Profits or Losses.

    SECTION 2.2 STRUCTURE. Chiron and Cephalon will conduct the Collaboration pursuant to this Agreement until they establish a separate legal entity for such purpose (the "JV"). The JV shall be formed no later than the filing of the first application for Regulatory Approval of a Product in the Territory. The JV, whether a partnership or a corporation
(the "JV"), shall be established in a written amendment or supplement to this Agreement signed by Cephalon and Chiron.

    SECTION 2.3  MANAGEMENT COMMITTEE.

         (a) ESTABLISHMENT. The Collaboration, whether conducted directly by Cephalon and Chiron or through the JV, will be managed by a Management Committee, which is hereby established to carry out the business of the Collaboration and implement the provisions of this Agreement.

         (b) AUTHORITY. The Management Committee shall exercise such powers as it deems necessary or desirable to further the purposes of the Collaboration in the mutual best interests of the Collaborators, except to the extent that such powers are reserved to the Collaborators by this Agreement. In particular, the Management Committee shall be responsible for (i) approving an annual development plan and budget for the Collaboration, (ii) reviewing the performance (including the cost-effectiveness) of each Collaborator's and the JV's activities, (iii) establishing the accounting methodologies for Costs, Allowable Expenses and the calculation of Operating Profits in accordance with paragraph (c) below, and (iv) approving acquisitions of technology from third parties or the Collaborators pursuant to Section 5.9 hereof.

         (c) ACCOUNTING METHODOLOGY. Initially, each Collaborator shall apply its internal cost accounting principles and methodology in determining Costs incurred with respect to the Collaboration, which shall be consistent with generally accepted accounting principles and with the principles and methodology applied by the Collaborator to its other projects and reasonably acceptable to the Management Committee. The Management Committee shall review the internal cost accounting principles and methodology of the Collaborators and as soon as practicable, but in no event later than receipt of the first Regulatory Approval of a Product in a Major Market, shall establish a statement of cost accounting principles and methodology, consistent with generally accepted accounting principles, to be used by each Collaborator and the JV in recording and reporting Costs as Allowable Expenses and calculating Operating Profits under this Agreement. The approved statement shall be attached to this Agreement as SCHEDULE VI. Any disagreement with respect to the development of the principles and methodologies to be set forth in
SCHEDULE VI shall be resolved by a reputable firm of independent public accountants selected by the Collaborators.

    SECTION 2.4 DEVELOPMENT COMMITTEE. A Development Committee is hereby established under the supervision of the Management Committee to monitor all research and development activities of the Collaboration, to carry out all other obligations assigned to it under this Agreement or by the Management Committee, and to make recommendations to the Management Committee with respect to its activities. In particular, the Development Committee shall be responsible for (i) preparing a preliminary annual development plan containing project plans, schedules and annual budgets for approval by the Management Committee, (ii) approving regulatory efforts of the Collaboration, including the design of clinical trials to be conducted for each Product in the Major Markets to the extent provided in Section 3.1, the identification of clinical trial sites and the preparation and approval of clinical trial protocols, and (iii) monitoring the progress of clinical activities.

    SECTION 2.5 MEMBERSHIP, DUTIES OF MEMBERS AND ALTERNATE MEMBERS. Each Collaborator shall appoint 50% of the members of the Management Committee and Development Committee. The Collaborators shall designate the initial members promptly after the Effective Date. The Management Committee members shall be members of the senior management of the designating Collaborator. Each Collaborator may remove and replace its representatives on the Management Committee and the Development Committee at any time, without cause, upon written notice to the other Collaborator. An alternate member designated by a Collaborator shall be entitled to vote only in the absence of a regular member designated by such Collaborator. All references to "members" in this Agreement refers to the regular members and any alternate member acting in the place of a regular member.

    SECTION 2.6 AUTHORIZED ACTIONS. Any action or decision by the Management Committee or Development Committee must be authorized by the approval of a majority of each party's designated members on the Committee, unless otherwise specified in this Agreement. If the Development Committee can not agree on a particular matter, the matter shall be submitted for resolution to the Management Committee. If the Management Committee can not agree on a particular matter, the matter shall be submitted for resolution in accordance with Article 15 hereof.

    SECTION 2.7  MEETINGS.

    (a) FREQUENCY. The regular meetings of the Management Committee and Development Committee shall be scheduled by a consensus of a majority of the members. Any meetings of the two Committees may be combined into a joint meeting. In no event, however, shall the Management Committee meet less frequently than twice each year or the Development Committee meet less frequently than quarterly. A special meeting of the Management Committee or the Development Committee also may be called by any two members of the applicable Committee.

    (b) NOTICE. Notice of the date, time and place of every regular or special meeting and a proposed agenda for the meeting shall be provided to the members, no later than fifteen (15) days prior to the scheduled date of the meeting (unless notice is waived in writing by the member).

    SECTION 2.8 LOCATIONS OF MEETINGS. The regular and special meetings of the Management Committee and the Development Committee shall alternate between the principal business offices of each Collaborator, unless otherwise agreed by a majority of the members of the applicable Committee.

    SECTION 2.9 CONDUCT OF MEETINGS. Any regular or special meeting of the Management Committee or the Development Committee may be conducted in person or by conference telephone. The Management Committee and the Development Committee may act without a meeting if a written consent to the action is signed by a majority of each party's designated members of the applicable Committee. Minutes reflecting actions taken at meetings shall be maintained with the books and records of the Collaboration and shall be distributed to the Collaborators upon request.

    SECTION 2.10 ADDITIONAL COMMITTEES. The Management Committee may, from time to time, delegate specific powers to special-purpose committees of the Management Committee, other than the Development Committee. Any additional committees, including the Marketing Committee to be established under Section
4.1 shall be constituted and shall operate in accordance with the procedures of this Article 2.

    SECTION 2.11 EXCLUSION FROM ALLOWABLE EXPENSES. All costs and expenses incurred by a Collaborator in attending Management Committee, Development Committee or other committee meetings and in otherwise conducting negotiations and relations with the other Collaborator shall by borne by the party incurring the expense and shall not be treated as an Allowable Expense, unless specified in SCHEDULE VI or authorized by the Management Committee.

    SECTION 2.12 COOPERATION OF COLLABORATORS. Each Collaborator shall furnish to the Management Committee or other applicable committee, subject to the confidentiality obligations specified in Article 12 hereof, all information that is reasonably required for purposes of this Agreement.

    SECTION 2.13 DUTIES OF COLLABORATORS. Each Collaborator shall perform its functions under this Agreement in a manner it believes in good faith to be consistent with the intention of the parties in entering into this Agreement. Nothing in this Agreement is intended to create a fiduciary duty of one Collaborator to the other, nor shall it be deemed to require either Collaborator to expend funds or commit resources in excess of those approved by the Management Committee.

                 ARTICLE 3 - RESEARCH AND DEVELOPMENT ACTIVITIES

    SECTION 3.1  PRIORITIES; PLANS; BUDGETS.

    (a) PRIORITIES. The Development Committee, subject to the approval of the Management Committee, shall establish the research, development and regulatory strategies related to the Products in the Field. The initial priority of the Collaboration shall be assigned to the development of IGF-1 for use in treating ALS and peripheral neuropathies.

    (b) ANNUAL PLAN AND BUDGET. Attached as Schedule V hereto is the initial development budget for each Collaborator's research and development activities (including third party subcontractors) related to Products in the Major Markets for the period from October 1, 1993 through December 31, 1993. For each calendar year beginning January 1, 1994, the Development Committee shall prepare and submit to the Management Committee for approval an annual development plan and budget for Products in the Major Markets. The plans and budgets included in SCHEDULE V and each subsequent development plan and budget approved by the Management Committee are referred to in this Agreement as the "Development Plans".


    (c) IMPLEMENTATION. The Development Plans will set forth the responsibilities of each Collaborator. The parties anticipate that the regulatory strategies specified in the Development Plan will be implemented by Cephalon, who will be responsible for, among other things, the conduct of all clinical trials of Products in the Major Markets (including post-approval, quality of life, cost-benefit and any other studies necessary for Regulatory or Pricing Approvals in the Major Markets), the recruitment of investigators, the monitoring of clinical trials and the performance of any other activities required to obtain Regulatory Approvals and Pricing Approvals in the Major Markets. Each party will make available its clinical and regulatory assets to the extent specified in the applicable Development Plan. The design of the clinical trials for IGF-1 that were initiated by Cephalon prior to the Effective Date are hereby deemed to be approved. The Development Committee will prepare for submission to the Management Committee the design of the clinical trials that are to be initiated for Products after the Effective Date.

    (d) ASSISTANCE BY EUROCETUS. If determined to be cost-effective by the Management Committee, Cephalon may contract separately with EuroCetus, B.V., a subsidiary of Chiron, for assistance in the clinical development of SOD bFGF and Cardioxane in the Major Markets outside North America. Cephalon will reimburse EuroCetus directly for the costs of providing such service, with the reimbursement treated as an Allowable Expense of Cephalon.

    (e) CLINICAL DATA. All clinical data obtained from any studies conducted pursuant to the Development Plans shall be jointly owned by Cephalon and Chiron and may be used by either Collaborator inside the Field and inside the Territory, subject to the JV's right to use all such data for purposes of the Collaboration in the Territory. All clinical data related to a Product that is developed pursuant to the Development Plans may be used by either Collaborator or its licensees or joint development partners outside the Field or outside the Territory only to the extent required by applicable law (such as to report adverse experiences) and, in the case of data related to a Product containing a Compound other than IGF-1, may be used for any other purpose by a Collaborator or its licensees or joint development partners outside the Field or outside the Territory upon commercially reasonable terms. In addition to the permitted uses described above, all clinical data related to a Product containing IGF-1 (i) may be used by CCP, inside or outside the Field, to the extent required under the applicable Cephalon Agreement, and (ii) may be used by Kyowa Hakko Kogyo in Japan to the extent required by law (such as to report adverse experiences) or for any other purpose upon commercially reasonable terms if Cephalon is obligated to provide Kyowa with exclusive use of such data in Japan; and
(iii) may be used by Chiron and Cephalon outside the Field and inside the Territory upon commercially reasonable terms. If Cephalon is not obligated to provide Kyowa Hakko Kogyo with the exclusive use of such data, Chiron may use the clinical data in Japan upon commercially reasonable terms. The grant of rights to use clinical data as specified in this paragraph (e) shall not be deemed to grant any express or implied rights or license in or to any other intellectual property of a Collaborator.

         (f) REPORTS. Each Collaborator shall report to the Development Committee, upon reasonable request (but not less than every three months), the status of its activities under the applicable Development Plan. The report may be in writing or, at the option of the Collaborator, in an oral presentation made at the Development Committee meeting.

     SECTION 3.2  CLINICAL SUPPLIES OF PRODUCTS.

         (a) GENERAL. For Products other than IGF-1, the parties agree that Chiron shall manufacture the Collaboration's requirements of all finished Products to be used for clinical trials and other development activities under this Agreement, unless otherwise determined by the Management Committee.

         (b) CLINICAL SUPPLIES OF IGF-1. The Management Committee shall determine the appropriate time for Chiron to begin supplying IGF-1 for clinical purposes. Until that time, Cephalon will continue to use supplies of IGF-1 produced at the Cephalon Facility for clinical trials of IGF-1, including supplies needed to complete the U.S and European clinical trials of IGF-1 in treating ALS and the pilot trials of IGF-1 in treating peripheral neuropathies.

         (c) SCALE-UP OF CHIRON FACILITY. Chiron will use the Chiron Facility at Vacaville, California (the "Vacaville Facility") to manufacture the Collaboration's requirements of IGF-1 for clinical purposes in accordance with the Development Plans. Chiron will make reasonable efforts, including making capital investments, to scale-up and expand the applicable Chiron Facility as needed to allow sufficient GMP Grade Product to be made in accordance with the quantity, schedule and other requirements of the applicable Development Plan. Without limiting the foregoing, Chiron will proceed to install [CONFIDENTIAL TREATMENT REQUESTED]

[CONFIDENTIAL TREATMENT REQUESTED] at its Vacaville facility. The capital costs incurred by Chiron for the scale-up activities shall not be an Allowable Expense (except to the extent depreciation charges are included as a Cost). Chiron shall take such other steps as may be commercially reasonable so that the Product produced at the Chiron Facility is acceptable for purposes of obtaining Regulatory Approvals in the Major Markets in accordance with the Development Plans.

         (d) CEPHALON FACILITY. Chiron and Cephalon will use the Cephalon Facility to supply IGF-1 for clinical supplies, as described in paragraph
(b), and may use the Cephalon Facility as the Alternate Facility pursuant to
Section 4.5 hereof. Chiron and Cephalon also will discuss using the Cephalon Facility to manufacture products of Chiron (other than Products) or, to the extent determined by the Management Committee to be cost-effective, other Products, provided that neither party is obligated to enter into an agreement to use the Cephalon Facility for any such purposes.

     SECTION 3.3  REGULATORY APPROVALS.

         (a) ESTABLISHMENT LICENSES. A Collaborator who supplies a Product to the Collaboration will be responsible for complying with all establishment registration requirements and obtaining all other applicable approvals required for the production of Products at the applicable manufacturing facility (collectively, "ELAs").

         (b) REGULATORY AND PRICING APPROVALS. It is intended that all Regulatory Approvals and Pricing Approvals relating to Products in the Field within the Major Markets will be owned by the Collaboration and will be registered in the name of the JV, unless otherwise required by law, and the JV shall be organized to permit such ownership. INDs and other pre-market clearances related to a Product shall be owned by the party conducting the clinical trials of the Product in the Field, unless otherwise required by law. To the extent that any INDs or other premarketing clearances or approvals related to any of the Products in the Field within the Major Markets are registered in the name of either Collaborator, such Collaborator will take such actions permitted by law as maybe necessary to transfer such clearances and approvals to the JV and otherwise will exercise its rights under all such clearances and approvals in a manner consistent with this Agreement.

         (c) DILIGENCE. Each Collaborator shall use all commercially reasonable efforts, commensurate with those efforts used for its other products of similar potential and consistent with its obligations under the Development Plans, to diligently obtain the approvals it is responsible for under the Development

Plans. Notwithstanding the foregoing, each Collaborator acknowledges that there can be no assurance that any ELA, Regulatory Approval or Pricing Approval will be obtained for a Product in any Major Market.

     SECTION 3.4  BALANCING OF DEVELOPMENT COSTS.

         (a) BALANCING. The parties deem their initial contribution of technology to the Collaboration with respect to IGF-1 to be of equal value. The parties intend that the Allowable Expenses funded by each of them to manufacture and develop Products in the Major Markets during the period between October 1, 1993 and the Commercialization Date will be equal as of the Commercialization Date.

         (i) Each party shall fund its own Allowable Expenses under the Development Plans through December 31, 1994 or, if later, the date when a Collaborator has incurred an aggregate of $20 million in Allowable Expenses under the Development Plans; provided, however, that prior to that date either Collaborator may, but shall not be required to, reimburse the other Collaborator for any deficiency in the equal funding of Allowable Expenses, bearing interest at the per annum rate equal to the greater of the Prime Rate as reported in the BLOOMBERG FINANCIAL MARKETS, COMMODITIES & NEWS (or any mutually acceptable successor thereto) or the rate of interest imputed for the purposes of Federal income taxes (as such, the "Balancing Rate") on the amount of such deficiency as calculated as of the end of each Calendar Quarter; but in no event shall the Balancing Rate exceed the maximum interest rate allowed by applicable law.

          (ii) From and after the later of December 31, 1994 or the date when one of the Collaborators has funded an aggregate of $20 million in Allowable Expenses under the Development Plans, the other party shall reimburse such party for 100% of the Allowable Expenses funded thereafter by such party, plus interest at the Balancing Rate on the amount of such deficiency as calculated as of the end of each Calendar Quarter for the period of the deficiency, until the aggregate Allowable Expenses (excluding interest) funded by both parties since October 1, 1993 are shared equally (i.e., balanced). Once the aggregate Allowable Expenses have been balanced, each party shall be responsible for funding 50% of the aggregate Allowable Expenses incurred thereafter by the parties. The adjustments for Allowable Expenses shall be made on a quarterly basis under Section 6.5(b) hereof.

         (iii) If the Commercialization Date occurs before the Allowable Expenses incurred under the Development Plans are balanced in full, the balancing shall continue under clause (ii) for such expenses in addition to any balancing required under
    Section 6.2(a) hereof.

              (iv) Notwithstanding anything to the contrary in this Section 3.4, if the Agreement is terminated for any reason before the Allowable Expenses are balanced in full under clauses (i) or (ii) or Section 6.2(a), then there shall be no balancing required except as may occur under Section 16.5(a).

          ARTICLE 4 - COMMERCIALIZATION ACTIVITIES IN MAJOR MARKETS

    SECTION 4.1 MARKETING STRATEGY IN MAJOR MARKETS. The Management Committee shall establish a Marketing Committee which shall be responsible for developing a marketing strategy for each Product on a country-by-country basis within the Major Markets. The marketing strategy for each year shall be included in a marketing plan that is approved by the Management Committee (as so approved, a "Marketing Plan"). Each Collaborator shall appoint 50% of the permanent and alternate members of the Marketing Committee. Any action or decision by the Marketing Committee must be authorized by the approval of a majority of each party's designated members on the committee, unless otherwise specified in this Agreement. If the Marketing Committee can not agree on a particular matter, the matter shall be submitted for resolution to the Management Committee. If the Management Committee can not agree on a particular matter, the matter shall be submitted for resolution in accordance with Article 15 hereof.

    Without limiting the Marketing Committee's functions, the Marketing Committee shall, subject to the Management Committee's approval of the Marketing Plan and subject to Section 4.6:

              (i) select the Trademark and the form of label, package insert and packaging for each Product in each Major Market, subject to Section 9.7 hereof;

              (ii) determine the pricing and reimbursement strategy for each Product in each Major Market;

              (iii) coordinate pre-launch activities for Products in the Major Markets, including symposia and other marketing efforts;

              (iv)  establish the schedule for Product launch in each Major
    Market;

              (v) establish anticipated sales targets for each Product in each Major Market;

              (vi) identify the estimated capacity of Chiron and Cephalon (if applicable), to be used for the production of Products containing IGF-1 pursuant to Section 4.5(b).

    SECTION 4.2  RESPONSIBILITIES OF THE PARTIES.

         (a) ALLOCATION OF RESPONSIBILITIES. The Marketing Plan shall identify the responsibilities of each Collaborator (or its third party subcontractors) in the promotion, marketing and distribution of Products in the Major Markets. In determining the appropriate allocation of responsibilities, the objective of the Marketing Committee is to maximize the efficiency and effectiveness of the commercialization of the Products in the Major Markets. Except as provided in this Article 4 or as otherwise determined by the Management Committee, Chiron will be responsible for marketing the Products in the Major Markets consistent with the Marketing
Plan and will perform all distribution functions related to the Products, including, without limitation, distributor and wholesaler contracts, warehousing, order taking and processing, delivery, invoicing, collections and returns. However, the parties understand that (i) pursuant to the CIBA Agreement, CIBA has a right of first refusal under certain circumstances to sell or promote (including copromotion of) Products containing IGF-1 in the Territory, and (ii) Cephalon has the exclusive right to detail Products directly to neurologists in the Major Markets. The Management Committee shall determine whether a third party marketing arrangement is appropriate in any country or countries in the Major Markets and its approval shall be required with respect to the terms of any selling or promotion arrangement with CIBA on behalf of the JV, which arrangement shall be consistent with the terms of this Agreement; the Management Committee's approval shall not be withheld except on the grounds that the agreement is commercially unreasonable.

         (b) DILIGENCE. To the extent a Collaborator is responsible for any of the promotion, marketing or distribution of Products in the Major Markets, it shall perform such activities using commercially reasonable efforts, commensurate with those efforts used for its other products of similar potential and consistent with its obligations under the applicable Marketing Plans.

         (c)  EXPANSION OF RIGHTS.

              (i) Cephalon shall have the right (but not the obligation) to detail Products directly to all purchasers in a country in the Major Markets if at any time during the term of this Agreement (A) Chiron, directly or indirectly, participates in the marketing or sale of any product (other than a product containing a Compound) that is approved for the same indication as a Product marketed or sold in that country by Chiron on behalf of the Collaboration, and (B) Chiron has failed to diligently market the Product under Section 4.2(b) above in that country. The election by Cephalon to expand its rights to detail Products shall not affect Chiron's rights under the terms of this Agreement.

              (ii) Chiron shall have the right (but not the obligation) to sell Products directly to neurologists in a country in the Major Markets if at any time during the term of this Agreement (A) Cephalon, directly or indirectly, participates in the marketing or sale of any product (other than a product containing a Compound) that is approved for the same indication as a Product detailed in that country by Cephalon on behalf of the Collaboration, and (B) Cephalon has failed to diligently detail the Product under Section 4.2(b) above in that country. The election by Chiron to expand its rights to market Products shall not affect Cephalon's rights under the terms of this Agreement.

         (d) ALLOWABLE EXPENSES. In no event shall the Allowable Expenses related to a detailing, selling or marketing activity exceed the Costs of the most cost-effective alternative for the Product, as determined by the Management Committee. The difference, if any, between the Costs of a Collaborator permitted as an Allowable Expense and its actual costs shall be the responsibility of that Collaborator.

    SECTION 4.3 COMMERCIALIZATION OF PRODUCTS. The parties will explore and implement, to the extent feasible, an arrangement that will permit each Collaborator to report an approximately equal amount of Net Sales of Products in the Major Markets for each accounting period, in accordance with generally accepted accounting principles. Such arrangement, for example, could involve dividing the sales markets for Products on a geographic basis.

    SECTION 4.4 LABELLING. Subject to Section 4.6, the label, package insert, packaging, advertising and promotional materials for each Product shall be approved by the Management Committee. All such materials shall identify the names of both Collaborators, unless prohibited by applicable law.

    SECTION 4.5  MANUFACTURE OF COMMERCIAL SUPPLIES OF PRODUCTS.

         (a) GENERAL. Except as otherwise provided in this Section 4.5, the Collaboration shall obtain all of its requirements for Products from Chiron. It is expected that Chiron will manufacture the commercial supplies of Products containing Compounds other than IGF-1. It is expected that Chiron will use its Vacaville Facility and Cephalon will use the Cephalon Facility for the production of commercial supplies of Products containing IGF-1 to the extent contemplated under paragraph (b) below. Each of the Collaborators, to the extent that it is manufacturing Products for the Collaboration, shall use commercially reasonable efforts to manufacture and supply the finished Products for commercial purposes of the Collaboration in a cost-effective manner and in accordance with the terms of this Agreement and a supplemental manufacturing agreement to be entered into by the parties consistent with the terms of this Section 4.5.

    (b) ALLOCATION OF CAPACITY FOR PRODUCTS CONTAINING IGF-1. Chiron will use commercially reasonable efforts, including the making of capital investments, to scale-up and expand the Vacaville Facility to up to [CONFIDENTIAL TREATMENT REQUESTED] capacity to produce GMP Grade IGF-1 in quantities sufficient for the Collaboration's commercial purposes as specified in the Marketing Plans. At the time of the initial determination by the Management Committee that the [CONFIDENTIAL TREATMENT REQUESTED] capacity of the Vacaville Facility is not adequate to meet the forseeable requirements of the Collaboration, Cephalon may elect to use the Cephalon Facility as an Alternate Facility to provide the additional increments of capacity, not to exceed [CONFIDENTIAL TREATMENT REQUESTED] of capacity in the aggregate. Any such election must be made promptly by Cephalon, but no later than thirty (30) days after the Management Committee's determination is made. In such event, Cephalon will use commercially reasonable efforts, including the making of capital investments, to scale-up and expand its manufacturing facility in Beltsville, Maryland to provide GMP Grade IGF-1 for such purpose. In the event that the IGF-1 Product requirements of the Collaboration exceed the allocated manufacturing capacity at the Chiron Facility and the Cephalon Facility, then Chiron shall use commercially reasonable efforts to expand its Vacaville Facility or another Chiron facility to produce quantities of Products sufficient for the Collaboration's commercial purposes as specified in the Marketing Plans. The schedule for meeting commercial scale capacity for the Chiron Facility and the Cephalon Facility will be determined by the Management Committee, taking into account the quantities of IGF-1 required by the Collaboration, the anticipated regulatory schedule and the time and resources required to complete additional capital improvements. Each Collaborator shall take such other steps as may be commercially reasonable so that the Product produced at its facility or facilities meets the projected shipment schedules under the applicable Marketing Plan.

    (c) EXCESS MANUFACTURING CAPACITY. If the dedicated manufacturing capacity for the Products at the Chiron Facility and the manufacturing capacity at the Cephalon Facility as approved in the Marketing Plan is greater than the actual demand from the Products, then the supply requirements for the Products shall be allocated between the Chiron Facility and the Cephalon Facility as determined by the Management Committee.

    (d) SUPPLY SHORTAGES AND INTERRUPTIONS. If the manufacturing capacity at the Chiron Facility and the Cephalon Facility which is allocated to the manufacture of the Products under the applicable Marketing Plan is not adequate to meet the market demand for a Product, each Collaborator will allocate its other manufacturing capacity, if any, which is used to manufacture the Compound contained in such Product for the production of such Product in order to supply such Product in an amount equal to the lesser of
(i) the Product quantities allocated to such Collaborator as set forth in the applicable Marketing Plan or (ii) such Collaborator's percentage of the Product supply as set forth in the Marketing Plan multiplied by the actual market demand for such Product. If a force majeure event under Section 17.3 affects the supply of a Product from the capacity allocated to a Collaborator under a Marketing Plan, the Collaborator may allocate such capacity ratably between the Collaboration's requirements and any supply obligations of the Collaborator to a third party. If the Collaborators cannot satisfy their obligations to make a Product under this Agreement for a period of sixty (60) consecutive days, including any failure caused by a force majeure event under
Section 17.3 hereof, the Management Committee shall designate a manufacturer (which may be a Collaborator) to make the Product until the Collaborators are able to resume supply of the Products under the terms of this Agreement.

    (e) COST-EFFECTIVENESS. The Management Committee will be responsible for reviewing the cost-effectiveness of the supply of each Product and to determine the amount of the manufacturing costs of each Collaborator that will be permitted as an Allowable Expense. [CONFIDENTIAL TREATMENT REQUESTED] In reviewing the cost-effectiveness of the supply of each Product, the Management Committee may compare the Costs of manufacturing a Product at the Chiron Facility and at the Cephalon Facility. If the per unit cost of manufacturing a Product is higher at one of these facilities, the Management Committee shall review the cost-effectiveness of such manufacturing and shall determine the amount of the manufacturing costs that will be permitted as an Allowable Expense; provided, however, that in considering the cost-effectiveness of the manufacturing and the Costs permitted as Allowable Expenses, the Management Committee shall recognize that a reasonable difference in the costs of manufacturing at the Chiron Facility and the Cephalon Facility is to be expected in relation to the costs and benefits of maintaining an Alternative Facility, and is permitted as an Allowable Expense.

    (f) PRODUCT QUALITY. Each Collaborator agrees that each shipment of the Products manufactured by it will conform to the applicable Specifications and will be made, stored, packaged, labeled and controlled by it in accordance with the process and procedures contained in the applicable Regulatory Standards. Neither Collaborator will modify any process or procedure used in the manufacture of a Product without notifying the Management Committee and allowing the Management Committee time to file any required notices with the applicable regulatory authorities and obtain any regulatory approvals required in connection with the modification. EXCEPT AS EXPRESSLY SET FORTH IN THE PRECEDING SENTENCE, NEITHER
COLLABORATOR MAKES ANY EXPRESS OR IMPLIED WARRANTIES, STATUTORY OR OTHERWISE, CONCERNING THE PRODUCTS. SPECIFICALLY, BUT WITHOUT LIMITING THE FOREGOING, NEITHER COLLABORATOR MAKES ANY EXPRESS OR IMPLIED WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR OTHERWISE, QUALITY OR USEFULNESS OF THE PRODUCTS.


    (g) FACILITY AUDIT AND INSPECTIONS. A Collaborator manufacturing Products shall, upon reasonable advance notice, permit the other Collaborator or any other authorized representative of the Collaboration to audit the supplying Collaborator's manufacturing process and the manufacturing, production and control records for the Products. Any such inspection shall be conducted subject to the confidentiality obligations under this Agreement.
The supplying Collaborator shall take appropriate actions to adopt reasonable suggestions of the other Collaborator to correct any deficiencies identified by such inspection or audit. To supplement this provision, the other Collaborator also may make arrangements, at its cost and expense (which shall not be an Allowable Expense), to have one of its employees located on the premises of the Chiron Facility or the Alternate Facility, as the case may be, to participate in the monitoring of Product manufacture.

    (h) DEPOSIT OF BIOLOGICAL MATERIALS. Each Collaborator shall deposit with a mutually agreeable depository (such as the ATCC), upon terms customary in the industry, all biological materials used in its manufacturing process, and shall provide all manufacturing information required to enable a third party to assume the manufacturing of Products under paragraph (e) above or
Section 16.5 hereof.

    SECTION 4.6  ACTIVITIES OF CHIRON OUTSIDE THE FIELD.

    (a) Cephalon recognizes that Chiron has development programs, and in the future may initiate development programs, with respect to the Compounds for indications outside the Field (a "Chiron Indication Product"). Nothing in this Agreement shall be construed to limit such rights as Chiron may otherwise have to develop or commercialize a Chiron Indication Product. Except as provided in this Article 4.6, all aspects of development and commercialization for Chiron Indication Products including, without limitation, clinical development, regulatory strategy and filings, marketing strategy and tactics, including pricing, may be determined solely by Chiron. Without limiting the generality of the foregoing, for example, Chiron may determine the contents of labelling and package inserts for any Chiron Indication Product and may determine the prices at which any such product will be sold, even if the Chiron Indication Product is identical to a Product (other than with respect to labelling and package inserts). Chiron may make such determinations in its discretion notwithstanding that such determinations may effect the corresponding aspect of the Collaboration's development and commercialization of any Product that is based upon the same Compound in a manner that may or may not be in the best interest of the Collaboration.

         (b) Notwithstanding (a) above, Chiron agrees to meet and confer in good faith with Cephalon and consider any recommendation Cephalon may make with respect to any action by Chiron with respect to Chiron Indication Products that Cephalon reasonably believes may have any material effects upon the development or commercialization of Products. Further, to the extent that any aspect of the development or commercialization of a Chiron Indication Product is related solely to the corresponding aspect of a Product approved for sale in the Field based upon the same Compound, Chiron shall take reasonable steps to conform such aspect of the Chiron Indication Product to the decisions of the Management Committee regarding the corresponding aspect of such Product. If a Collaborator is developing a product containing a Compound for commercialization outside the Field, the Collaborators will use commercially reasonable efforts to design the Collaboration's Product so that it would be differentiated from such product.

              To the extent that a Chiron Indication Product and a Product based upon the same Compound are differentiated such that a decision by Chiron with respect to an aspect of the Chiron Indication Product does not determine a corresponding aspect of the Product, Chiron shall take reasonable steps to preserve the differentiating aspect of the Chiron Indication Product so as to facilitate the implementation of decisions of the Management Committee regarding the corresponding aspect of the Product.

         (c) Any Chiron Indication Product may be marketed under a tradename, tradedress and trademark chosen by, owned by and registered by Chiron. If Chiron elects to use the tradename, tradedress and trademark owned by or registered to the JV for a product that is both a Product and a Chiron Indication Product, the JV shall thereupon hold the trademark, tradedress and/or tradename for the benefit of both Chiron and the Collaboration and any goodwill related to the use thereof by the Parties within the Field shall accrue to the JV and any goodwill related to the use thereof by Chiron outside the Field shall accrue to the benefit of Chiron. Conversely, if the JV elects to use a tradename, tradedress and/or trademark owned and registered by

Chiron with respect to such product, Chiron shall hold the trademark, tradedress and/or tradename for the benefit of both Chiron and the Collaboration and any goodwill related to the use thereof by the Parties within the Field shall accrue to the JV and by Chiron outside the Field shall accrue to the benefit of Chiron.

              If a Chiron Indication Product has received Regulatory Approval in the Territory prior to the receipt by the Collaboration of Regulatory Approval of a Product containing the same Compound and Chiron reasonably determines after consultation with the Management Committee that the Product is not substantially differentiated from a Chiron Indication Product, Chiron may elect to require the Collaboration to market such Product under the same tradename, tradedress or trademark as is used in connection with such Chiron Indication Product. If a Product has received Regulatory Approval in the Territory prior to the receipt by Chiron of Regulatory Approval of a Chiron Indication Product containing the same Compound, the Collaboration may continue to use the tradename, tradedress or trademark approved by the Management Committee notwithstanding the subsequent approval of such Chiron Indication Product.

                             ARTICLE 5 - LICENSES

    SECTION 5.1  CROSS-LICENSES PRIOR TO FORMATION OF JV.

         (a) PATENT RIGHTS. Cephalon hereby grants to Chiron a royalty-free, nonexclusive license or sublicense in and to the patent rights included in the Cephalon Technology for use in the Field to develop and use Products in the Territory in accordance with the Development Plans. Chiron hereby grants to Cephalon a royalty-free, nonexclusive license or sublicense in and to the patent rights included in the Chiron Technology for use in the Field to develop and use Products in the Territory in accordance with the Development Plans. The cross-licenses in this clause (a) shall terminate upon the effectiveness of the licenses in Sections 5.2 and 5.3.

         (b) PERPETUAL KNOW-HOW LICENSES. Subject to the restrictions on the use of clinical data set forth in Section 3.1(e), Cephalon hereby grants to Chiron a perpetual, nonexclusive, royalty-free license (except for the royalty payable to the JV under Section 8.1 hereof) to all Technical Information included in the Cephalon Technology in the Territory, for any use by Chiron, whether inside or outside the Field. Subject to Section 3.1(e) and 7.4, Chiron hereby grants to Cephalon a perpetual, nonexclusive, royalty-free license or sublicense (except for the royalty payable to the Chiron under Section 6.4 hereof) to all Technical Information that is included in the Chiron Technology in the Territory, for any use by Cephalon, whether inside or outside the Field.

    SECTION 5.2  LICENSES TO JV.

         (a) CEPHALON. Upon the formation of the JV, Cephalon will grant to the JV an exclusive license in and to the Cephalon Technology for use in the Field to develop, make, have made, use and sell Products in the Territory, subject to the perpetual cross-licenses under Section 5.1(b).

         (b) CHIRON. Upon the formation of the JV, Chiron will grant to the JV an exclusive license in and to the Chiron Technology for use in the Field to develop, make, have made, use and sell Products in the Territory, subject to the perpetual cross-licenses under Section 5.1(b).

         (c) JV TECHNOLOGY. All rights licensed to the JV by the Collaborators pursuant to this Article 5, together with any invention or discovery, whether or not patentable, made solely or jointly by a JV employee after the Effective Date, are collectively referred to herein as the "JV Technology".

    SECTION 5.3 LICENSES FROM JV TO COLLABORATORS IN THE MAJOR MARKETS. Effective upon the formation of the JV, the JV hereby grants to each of Cephalon and Chiron a nonexclusive, royalty-free license, with no right to sublicense, in and to the JV Technology, to the extent required for each party to conduct its responsibilities in the Major Markets under this Agreement or any Development Plan or Marketing Plan.

    SECTION 5.4 LICENSE FROM JV TO CHIRON IN THE ROYALTY TERRITORY. Effective upon the formation of the JV, the JV hereby grants to Chiron an exclusive, worldwide right and license in and to the JV Technology to make, have made, use and sell Products in the Royalty Territory, subject to the royalty obligation and other terms and conditions of Article 8 hereof.

    SECTION 5.5  OPTIONAL RIGHTS.

         (a) SIBIA RIGHTS. Cephalon hereby grants to Chiron and the JV a nonexclusive option to include in the license under Sections 5.1 or 5.2, as applicable, the SIBIA Rights of Cephalon inside the Field. If Chiron or the JV elects in writing to exercise the option inside the Field for purposes of the Collaboration, the SIBIA Rights shall automatically become part of the Cephalon Technology and any third party royalties payable as a result of the use by the JV of the SIBIA Rights in the Major Markets shall be deemed a Third Party Royalty to be paid by the JV. [CONFIDENTIAL TREATMENT REQUESTED]

[CONFIDENTIAL TREATMENT REQUESTED] If at any time prior to Chiron's exercise of its option Cephalon proposes to transfer or terminate any of the SIBIA Rights, Cephalon shall provide Chiron with notice thereof, sufficiently in advance to allow Chiron to exercise its option or otherwise obtain such rights directly from SIBIA. If Chiron exercises its option, Cephalon shall maintain the SIBIA Rights in accordance with the provisions of Section 5.10.

         (b)  CEPHALON IGF-1 TECHNOLOGY OUTSIDE THE FIELD.
Except as provided in this Section 5.5; Cephalon shall not develop or commercialize with any third party, or license intellectual property rights from any third party related to the development or commercialization of a product containing IGF-1 for an indication outside the Field using Cephalon Technology or any proprietary technology that it developed pursuant to the Development Plans, without the prior written consent of Chiron. Cephalon currently owns or has license rights to certain technology relating to the use of IGF-1 for indications outside the Field ("Nonfield Indications"). All of these Nonfield Indications and the related technology rights are identified on Schedule VIII hereto. In addition, Cephalon may develop, in the course of performing activities pursuant to the Development Plans or otherwise, data which indicates that IGF-1 may have utility for an indication outside the Field (the "Additional Nonfield Indications"). Cephalon shall notify Chiron in writing if it develops any such data with respect to an Additional Nonfield Indication, and such notice shall contain a summary of such data in reasonable detail to enable Chiron to analyze the merits of the possible utility. Cephalon hereby grants to Chiron the right to obtain from Cephalon, exclusive rights to the technology and related Technical Information for any of the Nonfield Indications and Additional Nonfield Indications for use outside the Field. Chiron shall notify Cephalon if it wishes to negotiate a transaction with respect to a Nonfield Indication or Additional Nonfield Indication. If Chiron and Cephalon, after good faith negotiations, have failed to reach agreement within 90 days as to the appropriate terms and fair market compensation for such indication, the parties will submit the determination of fair market compensation to arbitration pursuant to Section 15.2 hereof. Notwithstanding the foregoing, Chiron may elect to have the Collaboration obtain such rights to the Nonfield Indication or Additional Nonfield
Indication on terms mutually acceptable to Chiron and Cephalon. The parties intend that such terms shall reflect a profit participation for Cephalon that represents the economic equivalent of a commercially reasonable royalty and the equal sharing by Chiron and Cephalon of future development costs with respect to such indication. The rights of Chiron under this Section 5.5(b) are subject to any approvals of the CCP Board of Directors or partners required under the applicable Cephalon Agreements. Cephalon shall use its best efforts to obtain such approvals, if required.

     SECTION 5.6 RETAINED RIGHTS. Each of Chiron and Cephalon reserves the right to use, respectively, the Chiron Technology and the Cephalon Technology, for any purpose whatsoever outside the Field and/or outside the Territory, without liability to the other party or to the JV, except as may be otherwise specified in Sections 5.5(b), and 6.2(b) and 6.3 hereof.

     SECTION 5.7 PRIOR RIGHTS. The rights granted or to be granted by Cephalon to Chiron and the JV under this Agreement are subject in all respects to the prior rights of third parties under the Cephalon Agreements. The rights granted or to be granted by Chiron to Cephalon and the JV under this Agreement are subject in all respects to the prior rights of third parties under the Chiron Agreements.

     SECTION 5.8 INVENTIONS. All inventions and discoveries resulting from the Collaboration, whether or not patentable, shall be owned by the Collaborator making the invention or discovery. All Joint Technology shall be owned by the JV or, in the absence of the JV, by the Collaborators jointly.

     SECTION 5.9  NEW TECHNOLOGIES.

         (a) THIRD-PARTY RIGHTS. The Management Committee may acquire from third parties, if commercially reasonable, such rights to new technology in the Field as are necessary or desirable for the JV, directly or indirectly, to make, use and sell Products. The JV (and not the Collaborators individually) shall be responsible for any payments or royalties for such rights attributable to the sale of Products in the Major Markets owing to a third party under an agreement approved by the Management Committee.

         (b) ADDITIONAL TECHNOLOGY OF COLLABORATORS. The parties contemplate that Chiron's biologically-active small molecules and its proprietary molecular diversity technology and other proprietary Chiron compounds other than the Chiron Products may be added to the Collaboration, upon terms to be mutually agreed to by the Collaborators. Similarly, Cephalon and Chiron may from time to time agree in writing to include within the scope of this Agreement any other composition, product or technology of a Collaborator, upon terms to be mutually agreed to by the Collaborators. Unless and until an agreement is executed providing for the addition of technology to the Collaboration, the Collaborator shall be free to develop or dispose of such technology in any manner it sees fit.

     SECTION 5.10 MAINTENANCE OF TECHNOLOGY. In addition to its obligations under Section 9.1, Cephalon and Chiron shall notify the other Collaborator before allowing any intellectual property right included in the Cephalon Technology or the Chiron Technology, as applicable, the loss of which would have a material adverse effect on the business of the Collaboration to lapse, expire or terminate before its stated expiration or termination date, sufficiently in advance to allow the other Collaborator to seek to obtain the rights to such technology. Each Collaborator shall use all commercially reasonable efforts to maintain in full force and effect any license or other agreement pursuant to which it derives rights included in the Cephalon Technology or the Chiron Technology, as the case may be, the loss of which would have a material adverse effect on the business of the Collaboration and shall promptly notify the other if it receives notice or otherwise becomes aware of any default under any such agreement. Without limiting the foregoing, neither Collaborator shall amend or modify any such third-party agreement in a manner that would limit the benefits or expand the obligations of the Collaboration with respect to any such rights without the prior consent of the other Collaborator, which consent shall not be unreasonably withheld. Neither Collaborator shall transfer or assign to an unaffiliated party any such third party agreement or any other intellectual property right that is licensed to the other Collaborator or the JV under this Agreement, without the prior approval of the Management Committee.

     SECTION 5.11 SUBLICENSING OF TECHNOLOGY. Cephalon may sublicense its rights under Section 5.1(b) to its licensees or sublicensees to the extent required by the corresponding Cephalon Agreement, and Chiron may sublicense its rights to its licensees or sublicensees. The JV may sublicense all or part of the JV Technology to one or more third parties, subject to the execution by the third party of a sublicense agreement satisfactory to the Management Committee.

     SECTION 5.12 DISCLOSURE OF TECHNOLOGY. Promptly after the Effective Date and from time to time thereafter during the term of this Agreement, each Collaborator shall promptly disclose to the other the Technical Information which becomes known to it to the extent licensed to the other Collaborator or the JV under this Article 5. In addition, each Collaborator shall promptly disclose to the other Collaborator, in writing, any invention or discovery included in its license to the other Collaborator of the Cephalon Technology or Chiron Technology, as the case may be, under Article 5.

                  ARTICLE 6 - COMPENSATION IN MAJOR MARKETS

    SECTION 6.1 EQUAL SHARING OF OPERATING PROFITS AND LOSSES. The Operating Profits and Operating Losses shall be shared equally by Cephalon and Chiron, except for the special allocation described in Section 6.2(a) hereof.

    SECTION 6.2  SPECIAL ALLOCATIONS.

         (a) BALANCING OF COSTS AFTER COMMERCIALIZATION DATE. To the extent the Allowable Expenses of the Collaborators are not equally funded as of the Commercialization Date, the Collaborator who funded the greater share of Allowable Expenses shall be entitled to receive from sales of Products in the Major Markets, prior to the allocation of Operating Profits under Section
6.1, a special allocation equal to [CONFIDENTIAL TREATMENT REQUESTED] plus [CONFIDENTIAL TREATMENT REQUESTED]. These credits shall be applied until the Collaborator has received 100% of its excess Allowable Expenses as of the Commercialization Date, plus interest at the Balancing Rate (as defined in Section 3.4) on the amount of such excess for the period of the excess amount.

         (b) SALES FOR DIABETES. The parties acknowledge that sales of a Product containing IGF-1 for diabetic neuropathy may overlap with sales of a product containing IGF-1 for diabetes. The parties therefore agree that if an IGF-1 Product of the JV receives Regulatory Approval for the treatment of diabetic neuropathy or a Collaborator receives Regulatory Approval in the Territory of another product containing IGF-1 for the treatment of diabetes, the Collaborators will [CONFIDENTIAL TREATMENT REQUESTED] The allocation established by the parties shall apply regardless of which indication is approved first, and shall apply in lieu of any provisions of Section 6.3 that might otherwise be applicable.

    SECTION 6.3  OFF-LABEL SALES IN THE MAJOR MARKETS.

         (a) If a Product of the Collaboration receives Regulatory Approval in the Field in a country in the Major Markets prior to the receipt by Chiron (or its licensee or joint development partner) of Regulatory Approval in such country of a product containing the same Compound for an indication outside the Field then all sales of such Product used for an indication (whether inside or outside the Field) in that country shall be included in the Net
Sales used to calculate Operating Profits and, if applicable, any royalty payable to Chiron pursuant to Section 6.4 with respect to such country;
provided that all costs and expenses associated with such Net Sales shall be included as an Allowable Expense. Notwithstanding the foregoing, [CONFIDENTIAL TREATMENT REQUESTED] shall be excluded from the Net Sales used to calculate Operating Profits and, if applicable, any royalty payable to Chiron pursuant to Section 6.4 and in lieu thereof Chiron shall pay to the JV a royalty equal to [CONFIDENTIAL TREATMENT REQUESTED]; provided that all costs and expenses associated with such excluded Net Sales shall not be included as an Allowable Expense. [CONFIDENTIAL TREATMENT REQUESTED]

         (b) Upon the receipt by Chiron (or its licensee or joint development partner) of Regulatory Approval of a product outside the Field containing the same Compound as a Product, in a country in the Major Markets, all sales thereafter of the Product for use in any indication outside the Field in such country (according to market reports accepted in the industry) shall not be counted for purposes of calculating, with respect to such country (i) Operating Profits, (ii) any royalty payable to the JV under
Section 6.3(a) above, or (iii) any royalty payable to Chiron pursuant to
Section 6.4. All Costs associated with such sales shall not be permitted as Allowable Expenses for any purpose.

    SECTION 6.4  ROYALTIES TO CHIRON ON SALES OF CHIRON PRODUCTS.

         (a) BASE ROYALTY. The JV shall pay to Chiron a reasonable royalty on Net Sales of Chiron Products in the Major Markets. The royalty rate for each Chiron Product shall be negotiated by Cephalon and Chiron in good faith no later than the time an application for a Regulatory Approval is submitted in a Major Market for the corresponding Chiron Product. The royalty rate shall be the amount a third party would be willing to pay, taking into consideration all relevant factors, including the value of the technology contributed by Chiron, the market opportunity for the Chiron Product, the availability of patent protection, the necessity of paying royalties to third parties, and the Costs and risks incurred or to be incurred by the Collaborators for development of the Chiron Product. The royalty rate for Net Sales of Products in the Major Markets shall not be less than [CONFIDENTIAL TREATMENT REQUESTED] nor more than [CONFIDENTIAL TREATMENT REQUESTED] for a Chiron Product having Market Exclusivity (but which maximum rate shall not be more than [CONFIDENTIAL TREATMENT REQUESTED] in the case of a Chiron Product if the preclinical and Phase I clinical data that is provided by Chiron is substantially sufficient to permit clinical testing of the corresponding Product in the Field), and shall not be less than [CONFIDENTIAL TREATMENT REQUESTED] nor more than [CONFIDENTIAL TREATMENT REQUESTED] for other Chiron Products.

         (b)  ADJUSTMENTS TO ROYALTY

              (i) The royalty payable under Section 6.4(a) for a Chiron Product with Market Exclusivity in a particular country in the Major Markets shall be reduced by an equitable amount to be determined by the Management Committee with respect to Net Sales of such Chiron Product in the country if a product containing the same Compound either (A) is being sold by a third party (other than third parties having rights through a Collaborator) in that country for the same indication, or (B) is approved for an indication in that country covered by the patent used to establish Market Exclusivity for the indication in the same country and there is no other basis for establishing Market Exclusivity as to the Chiron Product indication in that country.

              (ii) The royalty payable under Section 6.4(a) for a Chiron Product without Market Exclusivity in a particular country in the Major Markets shall be increased to the rate used in a country where the Chiron Product has Market Exclusivity, if Chiron can reasonably demonstrate that even without Market Exclusivity, there is no significant competition for the Chiron Product with respect to the indication for which the Chiron Product received Regulatory Approval in the country. For purposes of this provision, "significant competition" means sales of a product by a third party or third parties (other than third parties having rights through a Collaborator) constitute more [CONFIDENTIAL TREATMENT REQUESTED]

              (iii) If a royalty rate determined pursuant to Section 6.4(a) is such that the JV's profit percentage from sales of Chiron Products in the Major Markets is greater than or less than the percentage anticipated by the parties as of the Effective Date, Cephalon and Chiron shall meet and confer as to whether the royalty rates should be increased or decreased to provide the JV and Chiron with a fair allocation of the economic benefits in the Major Markets. Any such adjustment may be made on a country-by-country and Product-by-Product basis.

    SECTION 6.5  CALCULATION OF OPERATING PROFITS.

    (a)  PRIOR TO FORMATION OF JV.

         (i) REPORTING. Within twenty-one (21) days after the end of each month after the Effective Date until the formation of the JV, Cephalon shall submit to Chiron a report detailing all Allowable Expenses funded by Cephalon for the applicable month. Within thirty (30) business days after the end of a Calendar Quarter, Cephalon shall also submit to Chiron a final report detailing all Allowable Expenses funded by Cephalon for the applicable quarter.


         (ii) STATEMENT OF ALLOWABLE EXPENSES. Based on the reports of Cephalon, Chiron shall prepare a pro forma statement of its Allowable Expenses, combined Allowable Expenses and an inception-to-date report of each Collaborator's Allowable Expenses which it shall send to Cephalon no later than forty (40) days after the end of the applicable month. In addition, based on the quarterly reports of Cephalon, Chiron shall prepare a final pro forma statement of combined Allowable Expenses and a final inception-to-date report of each Collaborator's Allowable Expenses for the Cephalon Quarter, which it shall send to Cephalon no later than sixty (60) days after the end of the Calendar Quarter. Within fifteen (15) days after receiving the monthly report, the Collaborators shall make any payments, if required, to accomplish balancing under Section 3.4 (a) (ii) hereof.

         (iii) CONFIRMATION. Each Collaborator's chief financial officer shall confirm on an annual basis that the quarterly reports furnished during the year were prepared in accordance with the accounting principles and methodology authorized pursuant to Section 2.3 (c) hereof.

    (b) JV REPORTING. Prior to the formation of the JV, the Management Committee will determine the appropriate reporting requirements and procedures, including the timing and method of calculating the preliminary and the final Operating Profits of the JV, the reporting of Net Sales in the Royalty Territory and the manner in which payments or refunds of overpayments will be made, but in no event shall such payments be made less frequently than sixty (60) days after each Calendar Quarter. The reporting requirements and procedures of the JV will be based on the approved Marketing Plans. The Management Committee shall review the reporting requirements and procedures of the JV when appropriate in light of changes to the Marketing Plans, changes in or financial statement reporting requirements. Notwithstanding the foregoing, the Collaborators agree that Chiron will be responsible for compiling the financial statements of the JV and, if the JV is organized as a partnership, shall be the Tax Partner for federal income tax purposes.

                 PART III - ACTIVITIES IN ROYALTY TERRITORY

    ARTICLE 7 - DEVELOPMENT AND COMMERCIALIZATION ACTIVITIES IN
                ROYALTY TERRITORY

    SECTION 7.1 DEVELOPMENT AND COMMERCIALIZATION RESPONSIBILITIES. Chiron shall be responsible for conducting, at its own cost and expense, all activities relating to the development, manufacture and marketing of the Products in the Royalty Territory including, without limitation the establishment of a sales force or distribution network and the promotion and sale of Products. All Regulatory Approvals and Pricing Approvals in the Royalty Territory shall be in the name of Chiron.

    SECTION 7.2  COORDINATION WITH COLLABORATION.

    (a) Chiron shall consult with the Development and Marketing Committees with respect to the following activities:

         (i) the preparation of its development and marketing plans for the Products in the Royalty Territory;

         (ii) the preparation of Product labelling and promotional materials to be used with Products in the Royalty Territory;

         (iii) the designation of Trademarks for the Products in the Royalty Territory; and

         (iv) the choice of supplier of the Products to be developed or sold in the Royalty Territory.

Subject to Section 4.6, the plans for these activities will be submitted to the Management Committee for review and approval reasonably in advance of the specified activity, which approval shall not be withheld except on the grounds that the proposal is commercially unreasonable. The members of the Management Committee in reviewing and approving the proposed activities of Chiron shall act in the interests of the Collaboration and not with regard to the individual interests of Chiron or Cephalon. Chiron shall keep the Management Committee informed of its progress under its development and marketing plans in the Royalty Territory.

    (b) Chiron shall not sublicense or enter into any comarketing, copromotion or similar arrangement in the Royalty Territory without the prior approval of the Management Committee

(which consent shall not be unreasonably withheld), excluding wholesaling, distribution and consignment arrangements, where the third party does not market or promote the Products. Nothwithstanding the foregoing, CIBA is hereby approved for purposes of marketing Products in the Royalty Territory, upon terms to be approved by the Management Committee (which approval shall not be withheld except on the grounds that the terms are commercially unreasonable).

    SECTION 7.3 DILIGENCE IN COMMERCIALIZATION OF PRODUCTS. Chiron shall use commercially reasonable efforts, commensurate with those efforts used for its other products of similar potential and consistent with its obligations under the development and marketing plans approved under Section 7.2 hereof, to commercialize the products in the Royalty Territory and to obtain all Regulatory Approvals and Pricing Approvals needed in the Royalty Territory for such purposes.


    SECTION 7.4 OWNERSHIP OF DATA. All clinical data developed by Chiron for purposes of Regulatory Approvals in the Royalty Territory shall be owned by Chiron, but may be used in the Field and Territory by Chiron, Cephalon and the JV pursuant to the licenses granted under Article 5 hereof and may be used by Chiron outside the Field and outside the Territory without limitation.

    SECTION 7.5 NO ALLOWABLE EXPENSES. None of the costs and expenses incurred by Chiron in connection with the Royalty Territory shall be an Allowable Expense hereunder unless expressly approved as such by the Management Committee.

    SECTION 7.6 ASSISTANCE BY THE JV. Chiron may request the assistance of the JV or Cephalon in the development and commercialization activities related to the Product. Any such assistance shall be provided upon mutually acceptable terms.

    SECTION 7.7 CONTINGENT CEPHALON MARKETING RIGHTS.

         (a) EVENTS. Cephalon shall have the right (but not the obligation) to detail Products in a country within the Royalty Territory if:

              (i) Chiron participates, directly or indirectly, in the
                  marketing, sale or distribution of any product in that country that directly competes with an indication included in a Regulatory Approval for a Product in the same country; and

              (ii) Chiron has failed to diligently develop and commercialize such Product under Section 7.3 hereof in that country.

          (b) PROCEDURES. Cephalon shall give Chiron written notice of the existence of the conditions described in clause (a) above, and Chiron shall have a period of 90 days in which to cure. If the conditions have not been adequately cured in Cephalon's reasonable judgment by the end of such period, Cephalon's right to detail shall be effective upon written notice from Cephalon to Chiron at which time Cephalon shall be entitled to detail all Products in such country on a nonexclusive basis. Cephalon shall be paid a reasonable fee by the JV for such activities and Cephalon's costs to detail the Products shall not be an Allowable Expense. Chiron's obligations to compensate the JV under Article 8 shall continue as to any Products continued to be marketed and sold by it or detailed by Cephalon, except that the royalty payable with respect to such Net Sales shall be reduced to the rate determined under Section 8.1(b) hereof as to any Product that Cephalon is detailing. The election by Cephalon to detail Products in the Royalty Territory shall not affect Chiron's rights under this Agreement.

                  ARTICLE 8 - ROYALTIES AND REPORTS, ETC.

     SECTION 8.1 ROYALTIES. In consideration of the licenses granted to Chiron under Section 5.4 hereof, Chiron shall pay to the JV in each country within the Royalty Territory a royalty equal to:

          (a) [CONFIDENTIAL TREATMENT REQUESTED] of the Net Sales of a Product containing IGF-1 for a particular indication in any country where the Product has Market Exclusivity for that indication; and

          (b) [CONFIDENTIAL TREATMENT REQUESTED] of the Net Sales of a Product containing IGF-1 for a particular indication in any country where the Product does not have Market Exclusivity for that indication; and

          (c) in the case of any Product containing a Compound other than IGF-1, a reasonable royalty to be negotiated by the Collaborators in good faith (which shall be not less than [CONFIDENTIAL TREATMENT REQUESTED] of Net Sales), to be determined upon the request of either Collaborator but in no event later than the first commercialization of a Product in the Royalty Territory.

     SECTION 8.2  ROYALTY RATE ADJUSTMENTS.

          (a) The royalty rate payable under Section 8.1(a) shall be reduced by an equitable amount to be determined by the Management Committee with respect to a Product in a country in the Royalty Territory if a product containing the same Compound either (i) is being sold by a third party (other than a third party having rights through a Collaborator) in that country for the same indication, or (ii) is approved for an indication in that country covered by the patent used to establish Market

Exclusivity for the indication in the same country and there is no other basis for establishing Market Exclusivity as to the Product indication in that country.

          (b) The royalty rate payable under Section 8.1(b) for a particular country in the Royalty Territory shall be increased to the rate specified in
Section 8.1(a) with respect to a Product in such country in the Royalty Territory if Cephalon can reasonably demonstrate that even without Market Exclusivity, there is no significant competition for the Product in that country with respect to the indication for which the Product received Regulatory Approval in the country. For purposes of this provision, "significant competition" means sales of a product by a third party or third parties (other than third parties authorized by a Collaborator under this Agreement) constitute more than [CONFIDENTIAL TREATMENT REQUESTED]

          (c) If a royalty rate specified in Section 8.1 is such that Chiron, after paying such royalties, would not receive a fair return on sales of the Products because of market conditions outside of its control, Cephalon and Chiron shall meet and confer as to whether the royalty rates should be reduced to provide Chiron with a fair allocation of the economic benefits in the Royalty Territory. Conversely, if the royalty rates specified in Section 8.1 are such that the JV's share of profits from the royalties on sales of Products in the Royalty Territory is less than the share of profits anticipated by the parties as of the Effective Date, Cephalon and Chiron shall meet and confer as to whether the royalty rates should be increased to provide the JV with a fair allocation of the economic benefits in the Royalty Territory, but in no event shall any such increase exceed a royalty rate of [CONFIDENTIAL TREATMENT REQUESTED] of Net Sales. Any such adjustment may be made on a country-by-country and Product-by-Product basis.

          (d)  The royalty rates payable by Chiron to the JV under Section
8.1 shall be subject to increase to provide Cephalon with a share of Operating Profits of the JV that is sufficient to pay any royalty or other compensation Cephalon may owe CCP under an Amended and Restated Product Development Agreement dated as of August 11, 1992 (the "CCP Agreement"), in a country within the CCP Territory. For purposes of this clause (d), the term "CCP Territory" means the geographic area encompassed by the following countries on the date hereof: Albania, Andorra, Bulgaria, the Commonwealth of Independent States, Cyprus, Czechoslovakia, Gibraltar, Hungary, Iceland, Liechtenstein, Malta, Monaco, Poland, Romania, San Marino, Turkey and Yugoslavia. The term "CCP Territory" shall also include the geographic area encompassed by any of the republics that were formerly part of the U.S.S.R. and Yugoslavia, regardless of whether such republics are as of the date hereof members of the

Commonwealth of Independent States or Yugoslavia, as applicable. Chiron and Cephalon shall meet and confer as to whether the royalty rates payable by Chiron to the JV under Section 8.1 should be increased with respect to any country or Product to provide Cephalon with a share of Operating Profits of the JV that is sufficient to provide a fair return to Cephalon.

          (e) The royalty rates under Section 8.1 also are subject to reduction under Sections 9.2 and 9.3 hereof.

     SECTION 8.3  ALLOCATIONS OF NET SALES IN THE ROYALTY TERRITORY.

          (a) OFF-LABEL SALES. If a Product of the Collaboration receives Regulatory Approval in the Royalty Territory prior to the receipt by Chiron (or its licensee or joint development partner) of Regulatory Approval in the Royalty Territory of a product containing the same Compound as the Product for an indication outside the Field, then all sales of such Product used for any indication (whether inside or outside the Field) in the Royalty Territory shall be included in the Net Sales used to calculate the royalty payable by Chiron pursuant to Section 8.1. Notwithstanding the foregoing, [CONFIDENTIAL TREATMENT REQUESTED] All sales of the Product used in any indication outside the Field (according to market reports accepted in the industry) in a country in the Royalty Territory shall be excluded for purposes of calculating the royalty payable by Chiron pursuant to Section 8.1 in such country when Chiron (or its licensee or joint development partner) receives Regulatory Approval for an indication outside the Field for such Product either in such country itself or in any country in the Major Markets, whichever occurs first.

          (b) SALES FOR DIABETES. The portion of Net Sales in any country in the Royalty Territory that is deemed to be sales of an IGF-1 Product for diabetic neuropathy in such country shall be determined in accordance with
Section 6.2(b).

     SECTION 8.4 THIRD PARTY ROYALTIES. Chiron shall be responsible for any royalties or other compensation owed by either Collaborator under the agreements specified on SCHEDULE IV to any third party as a result of Chiron's commercialization of Products in the Royalty Territory including, without limitation, compensation payable pursuant to the CIBA Agreement and pursuant to the SIBIA Rights. Notwithstanding the foregoing: (i) Cephalon shall be responsible for any royalties owed by it pursuant to the CCP Agreement, (ii) Chiron may offset royalties payable to certain third parties to the extent provided in Section 9.2(e), and (iii) Chiron may include in the determination of Net Sales subject to royalty under Section 8.1, a deduction for any royalty payable to a third party in any country in the Royalty Territory under any license or similar agreement that has been approved by the Management Committee under Section 5.9, but in no event shall the total deductions for such royalties reduce the royalty payment by more than 50% in the aggregate.

   SECTION 8.5  PAYMENT OF ROYALTIES. Royalties payable to the JV under
Section 8.1 shall be due within sixty (60) days after the end of the Calendar Quarter in which Net Sales were recorded by Chiron.

   SECTION 8.6 REPORTS. Unless otherwise agreed by Cephalon and Chiron, Chiron shall deliver to the JV within sixty (60) days after the end of each Calendar Quarter in which royalties are due a report of the chief financial officer of Chiron, setting forth in reasonable detail the calculation of the royalties payable to the JV for such Calendar Quarter, including the Net Sales on a Product by Product and country-by-country basis. In addition, within ninety (90) days after the close of each calendar year, Chiron, upon Cephalon's request, shall cause its independent public accountants to prepare a report confirming the procedures performed in reviewing the accuracy of the aggregate Net Sales and calculation of royalties payable to the JV under
Section 8.1 for that calendar year. Cephalon shall reimburse Chiron for the reasonable costs of such review.

   SECTION 8.7 CURRENCY RESTRICTIONS. If Chiron is prevented from making any royalty payment to the JV under this Agreement by virtue of restrictions on currency conversion or repatriation under the statutes, laws, codes or governmental regulations of the country from which the payment is to be made, then such royalty payments may be paid by depositing them in the currency in which accrued to the JV's account in a bank acceptable to the JV in the country whose currency is involved.

   SECTION 8.8 TAXES. All taxes, assessments and fees of any nature levied or incurred on account of any payments accruing under this Agreement by national, state or local governments in the Royalty Territory, will be assumed and paid by Chiron, except taxes levied thereon as income to the JV. If taxes payable by the JV are required to be withheld by Chiron, they will be deducted from such payments due to the JV and will be paid by Chiron for the account of the JV.

                         PART IV - GENERAL PROVISIONS

                  ARTICLE 9 - INTELLECTUAL PROPERTY MATTERS

   SECTION 9.1  INTELLECTUAL PROPERTY PROTECTIONS.

      (a) CONTROL. Each Collaborator shall be responsible for and shall have the right to control the prosecution, maintenance, reissue, reexamination, renewal and extension of the patent applications, issued patents and Trademarks included in the intellectual property in the Territory licensed by it to the other Collaborator or to the JV pursuant to Article 5 hereof. Each Collaborator, upon reasonable request, shall report to the Management Committee the status of any such activities and shall furnish copies of any correspondence, file wrappers, office actions and such other documents as the Management Committee shall reasonably require to monitor the activities in the Territory. If a Collaborator elects not to continue the prosecution of any application, reissue, reexamination, renewal or extension or to pay any maintenance fee related to any such intellectual property right, it shall notify the Management Committee of such decision at least thirty (30) days in advance of the due date for such action or payment, and the other Collaborator shall have the right, but not the obligation, to assume responsibility therefor. Cephalon shall be responsible for coordinating its activities with CCP and Chiron shall be responsible for coordinating its activities with CIBA.

      (b) COOPERATION. Each Collaborator shall cooperate with the other Collaborator to facilitate the activities under paragraph (a) above, including, without limitation, executing all lawful papers and instruments and making all rightful oaths and declarations as may be necessary in the preparation and prosecution of the patent applications, issued patents, Trademarks and other rights included in the JV Technology or in the transfer of any prosecution obligations under Section 9.1(a).

      (c) ALLOWABLE EXPENSES. The Costs incurred by a Collaborator under this
Section 9.1 shall be an Allowable Expense to the extent approved by the Management Committee as attributable to the Products in the Major Markets. The Costs incurred by a Collaborator that are attributable to the Products in the Royalty Territory shall be borne by the Collaborator.

   SECTION 9.2  DEFENSE OF INFRINGEMENT CLAIMS.

      (a) NOTICE. If a claim is asserted against Chiron, Cephalon or the JV by a third party alleging infringement of the third party's intellectual property rights resulting from the development, manufacture, use or sale of a Product in the

Territory, it shall promptly notify the other parties of such claim.

      (b) DEFENSE OF CLAIM. The Collaborator against whom the claim has been made shall control the defense of a claim attributable to the Products in the Major Markets. Chiron shall be obligated to defend Cephalon and to control the defense of a claim asserted in the Royalty Territory.

      (c) COSTS AND JUDGMENTS IN THE MAJOR MARKETS. The reasonable Costs (including any judgments or monetary damages awarded in an action) incurred by a Collaborator in defending an infringement claim shall be an Allowable Expense to the extent approved by the Management Committee as attributable to the Products in the Major Markets.

      (d) COSTS AND JUDGMENTS IN THE ROYALTY TERRITORY. Chiron shall pay its out-of-pocket costs (including attorneys' fees) of defending a claim attributable to the Products in the Royalty Territory, except that Chiron may apply 100% of its reasonable out-of-pocket costs actually incurred (including reasonable attorneys' fees) as a credit against any royalty payments payable to the JV under Section 8.1 hereof. If any damages (excluding punitive or exemplary damages) awarded against Chiron in a judgment or order related to such claim are stated to be compensation to the plaintiff for lost sales, 50% of such amount, to the extent not covered by insurance, may be offset against the royalties payable under Section 8.1. If Chiron licenses intellectual property rights to settle such claim in a settlement that has been approved by Cephalon, Chiron may reduce the royalties payable under Section 8.1 by 50% of the royalty payable to the third party.

   SECTION 9.3  PROSECUTION OF THIRD PARTY INFRINGEMENTS.

      (a) NOTICE. Cephalon and Chiron shall promptly give written notice to the other party and to the Management Committee of any infringement or possible infringement of any of the JV Technology by a third party in the Territory.

      (b) CONTROL OF PROSECUTION IN THE MAJOR MARKETS. The Collaborator owning the infringed technology right may, at its discretion, take such steps as it deems necessary or desirable to prosecute any such infringement attributable to Products in the Major Markets. If the Collaborator owning the technology right does not bring suit or take other appropriate action within 120 days after receiving notice of such claim, the JV (or the Collaborator, if the JV so elects) shall have the right, but not the obligation, to bring suit or take other appropriate action with respect to the infringed right.
If the right consists of a joint invention or other JV Technology not owned solely by a

Collaborator, the Management Committee shall determine the appropriate procedures for handling the alleged infringement.

          (c) COSTS AND RECOVERIES IN THE MAJOR MARKETS. All monetary damages awarded in any action against a third party under paragraph (b) that are attributable to a Product within the Major Markets shall be treated as Net Sales of the Collaboration in the calculation of Operating Profits. The JV may retain 100% of any recovery in any proceeding brought by it, except that any recovery explicitly attributable to a subject matter other than the Products shall be remitted to the Collaborator who owns the technology right at issue.

          (d) CONTROL OF PROSECUTION IN THE ROYALTY TERRITORY. The JV, through the Management Committee, shall have the right, but not the obligation, to control the prosecution of an infringement claim attributable to the Products in the Royalty Territory. If within forty-five (45) days after receiving notice of such claim, the JV informs Chiron that it declines to prosecute any such claim, Chiron shall have the right, but not the obligation, to bring the claim.

          (e) COSTS AND RECOVERIES IN THE ROYALTY TERRITORY. The prosecuting party shall pay its out-of-pocket costs (including attorneys' fees) of prosecuting the claim and shall be entitled to retain any award in such action, except that if Chiron prosecutes the claim, it shall pay the JV a royalty under Section 8.1 as to any portion of an award it receives that is stated to be compensation for lost sales (after deducting a proportionate share of Chiron's legal costs and expenses attributable to the award).

     SECTION 9.4 JOINDER. Any party prosecuting or defending a claim under this Article 9 shall have the right to join the other party in such proceeding, only if it is necessary to use the other party's name to prosecute or defend such action; however, the prosecuting party shall indemnify the joined party against any liabilities asserted against the joined party solely by virtue of being named in the prosecution and independent of any conduct by the joined party.

     SECTION 9.5 SETTLEMENT OF CLAIMS. Neither Collaborator may settle a claim described in this Article 9 without the consent of the other Collaborator, if such settlement would impose any monetary obligation on the JV or the other Collaborator or require the JV or the other Collaborator to submit to an injunction or otherwise limit the JV's or the other
Collaborator's rights under this Agreement.

     SECTION 9.6 COOPERATION. In conducting the defense or prosecution of any claim described in this Article 9, Cephalon and Chiron shall consult with and keep the Management Committee informed of the status of the action. Upon reasonable request, the JV and the Collaborators shall assist the person or persons controlling the defense or prosecution of an infringement claim, the Costs of which shall be an Allowable Expense to the extent attributable to the Products in the Major Markets. In addition, any Collaborator or the JV may protect its interests in such matter by participating in the proceeding, through attorneys of its choice, the Costs of which shall not be an Allowable Expense.

     SECTION 9.7  TRADEMARK MATTERS.

          (a) TRADEMARKS IN MAJOR MARKETS. Subject to Section 4.6, the Marketing Committee shall approve the Trademarks to be used for each Product in the Major Markets.

          (b) TRADEMARKS IN ROYALTY TERRITORY. Chiron's selection of Trademarks for Products in the Royalty Territory is subject to Section 7.2 hereof. Chiron agrees that any rights arising to it from the use of the Trademarks in the Royalty Territory and any goodwill related thereto shall inure to the benefit of the JV to the extent it is the same or substantially similar to a Trademark used in the Major Markets for the corresponding Product.

          (c) TRADEMARK PROTECTIONS. Subject to Section 4.6, the Marketing Committee shall establish procedures and restrictions on use of the Trademarks for Products in the Territory to be observed by the JV and the Collaborators to ensure maintenance of the Trademarks in accordance with good trademark practice.

          (d) OWNERSHIP. Subject to Section 4.6, all Trademarks for Products in the Territory created after the Effective Date shall be deemed Joint Technology and may be used by a Collaborator with a product containing the corresponding Compound outside the Field or outside the Territory, subject to the rights of Kyowa Hakko under the applicable Cephalon Agreement.

          (e) NO CONTEST. To the extent permitted by applicable law, neither Collaborator shall, during the term of this Agreement, contest the other Collaborator's ownership of the Trademarks licensed to the JV under this Agreement or take any action adverse to the ownership of such Trademarks by the other Collaborator or its successors or assigns.

          (f) INSPECTION RIGHTS. The JV and each Collaborator shall have the right, upon reasonable notice and during normal business hours, to inspect the relevant facilities of the other Collaborator to ensure compliance by the other Collaborator with this Section 9.7. Any such inspection shall be subject to the confidentiality obligations of the inspecting party under Article 12 hereof.

                    ARTICLE 10 - PAYMENTS AND RECORDS

     SECTION 10.1  PAYMENTS.

          (a) PLACE OF PAYMENT. All payments to a Collaborator or the JV under this Agreement shall be made by wire transfer in immediately available funds in legal currency of the United States to the account designated in writing by each Collaborator or the JV, as applicable, from time to time.

          (b) CURRENCY CONVERSION. Any amount received in a currency other than U.S. dollars shall be converted into U.S. dollars using the average for the month in which the amount was received of the composite conversion rate for each business day in such month of the non-U.S. currency into U.S. dollars as reported in the BLOOMBERG FINANCIAL MARKETS, COMMODITIES & NEWS (or any mutually acceptable successor thereto).

          (c) LATE PAYMENT. Payments hereunder shall be deemed paid as of the day on which they are received at the account designated pursuant to paragraph (a) above. Any payment which is not paid within fourteen (14) days after the date when due shall accrue interest thereon from such date until the date of its payment in full at one (1) percentage point over the per annum interest rate published as the Prime Rate as reported in the BLOOMBERG FINANCIAL MARKETS, COMMODITIES & NEWS (or any mutually acceptable successor thereto), but in no event shall such rate exceed the maximum rate permitted by applicable law.

     SECTION 10.2  BOOKS AND RECORDS; ACCOUNTING.

          (a) MAINTENANCE OF RECORDS. The Collaborators and Chiron, on behalf of the JV shall maintain complete and accurate books of account in accordance with generally accepted accounting principles and the principles specified in Schedule V hereto, consistently applied, in sufficient detail to allow the calculation of Allowable Expenses and Operating Profits under
Article 6 and the calculation of royalties under Article 8 to be verified. The Collaborators and the JV shall retain such records for so long as the Management Committee shall specify, and, in the event of a disagreement as to the necessity of retention, or upon the dissolution of the JV, either Collaborator may take possession of such records or copies thereof.

          (b) ACCESS AND INSPECTION. The Collaborators shall have reasonable access to the books and records of the JV while in the possession of the JV, and each Collaborator, at its own expense (which shall not be an Allowable Expense) and upon reasonable prior notice, shall have the right to have such books and records examined and audited by outside auditors. Each Collaborator shall make its relevant books and records available for inspection and audit by the independent accountant of the JV or of the other Collaborator, at the expense of the inspecting party (which shall not be an Allowable Expense), not more than once each calendar year, upon reasonable prior notice and during normal business hours. Any inspection of the JV's or a Collaborator's books and records shall be conducted subject to the confidentiality obligations under Article 12 hereof.


                    ARTICLE 11 - CERTAIN REGULATORY MATTERS

             SECTION 11.1 GOVERNMENTAL INSPECTIONS AND INQUIRIES

         (a) Each Collaborator shall advise the Management Committee of any governmental visits to, or written or oral inquiries about, any facilities or procedures for the manufacture, storage or handling of a Product in the Territory, promptly (but in no event later than fifteen (15) calendar days) after such visit or inquiry. Each Collaborator shall furnish to the Management Committee, within fifteen (15) days after receipt, a copy of any report or correspondence issued by the governmental authority in connection with such visit or inquiry, purged only of confidential or proprietary information that is unrelated to the Products or the activities under this Agreement.

         (b) Each Collaborator also shall advise the other Collaborator of any inquiry, notice or investigation initiated or made by any governmental authority relating to the promotion, advertisement, marketing or sale of the Products or any of its other activities under this Agreement. The Collaborators shall cooperate and consult with each other in responding to the governmental authority.

    SECTION 11.2 ADVERSE REACTIONS. The Development Committee shall establish procedures by which each Collaborator will receive notice from the other Collaborator and the JV, and will report to the JV and the other Collaborator, any adverse drug reactions related to a Product (including events related to products containing the same active ingredient as Products outside the Field and/or outside the Territory). The procedures shall be established by the Development Committee promptly after the Effective Date. Until such procedures ard approved, each Collaborator shall use its customary procedures in complying with the reporting requirements of applicable law and shall promptly furnish a written copy of any such report to the other Collaborator. Prior to the establishment of the JV, Cephalon shall serve as the reporting party for adverse events related to the Products.

     SECTION 11.3 RECALLS AND MARKET WITHDRAWALS. If at any time (i) any governmental or regulatory authority issues a request, directive, or order that a Product be recalled or withdrawn, or (ii) a court of competent jurisdiction orders such a recall or withdrawal in a Major Market, or (iii) the Management Committee determines that a Product should be recalled in a Major Market, the parties shall take all appropriate corrective actions to effect the recall or withdrawal. If a dispute about the necessity of a recall can not be resolved in accordance with Section 15.1 hereof, either Collaborator may order a recall (without proceeding to arbitration under Section 15.2) if in its reasonable judgment it is required to do so by law. The cost and expenses of notification and destruction or return of the recalled or withdrawn Product in a Major Market shall be an Allowable Expense.

                      ARTICLE 12 - CONFIDENTIALITY, ETC.

     SECTION 12.1 CONFIDENTIALITY.

          (a) INFORMATION RECEIVED FROM OTHER PARTY. Each Collaborator (a "Recipient") will keep in confidence any confidential or proprietary information (the "Confidential Information") received from the other Collaborator (the "Furnishing Party"), whether furnished before or after the Effective Date. The foregoing obligations shall not apply to, and the definition of "Confidential Information" does not include:

              (i) information that at the time of the use or disclosure by the Recipient was already in the public domain other than through the fault of the Recipient or its employees, licensees, agents or subcontractors, in violation hereof;

              (ii) information that was rightfully known by the Recipient (as shown by its written records) prior to the date of disclosure by the Furnishing Party to the Recipient in connection with this Agreement; or

              (iii) information that was received by the Recipient on an unrestricted basis from a source under no duty of confidentiality to the Furnishing Party; or

              (iv) information that Recipient believes in good faith is required to be disclosed to comply with any applicable law, regulation or order of a government authority of court of competent jurisdiction (including any securities laws applicable to a Collaborator), in which event the disclosing party shall use all reasonable efforts to advise the other Collaborator in advance of the need for such disclosure; or

              (v) information that is independently developed by the Recipient without reliance on the Confidential Information.

Notwithstanding the foregoing, it is understood that each Collaborator may disclose Confidential Information to its employees, licensees, consultants, contractors and agents if such persons are subject in writing to obligations of confidentiality with respect to such information to the same extent the Collaborator is so obligated hereunder.

    INFORMATION DEVELOPED FOR COLLABORATION. Information in the Field that is developed by a Collaborator in the conduct of a specific objective or activity under a Development Plan and which would be proprietary to the Collaborator shall be treated as Confidential Information by both Collaborators. Any disclosure or publication of such information shall be subject to the approval of the Management Committee (which approval shall not be unreasonably withheld). A Collaborator shall not be obligated to treat any other information developed by it (whether before or during the Collaboration) as Confidential Information.

    SECTION 12.2 INJUNCTIVE RELIEF. Each Collaborator acknowledges that damages for breach of the covenants contained in Section 12.1 would be an inadequate remedy, and that in the event of any such breach, the other Collaborator shall be entitled to seek injunctive or other equitable relief in addition to any and all remedies available at law or in equity, including the recovery of damages and reasonable attorneys' fees.

    SECTION 12.3 PUBLICITY. The Collaborators shall consult with each other and coordinate all press releases and similar public announcements by the Collaborator concerning the existence and terms of this Agreement and the activities and progress of the Collaboration. The Collaborators shall not disclose the confidential terms of such agreements to any third parties without the prior written consent of the other party or parties thereto. This
Section 12.3 shall not apply to the extent that any disclosure is (a) of information in the public domain other than through the fault of the Collaborator or its employees, licensees, agents or subcontractors, in violation hereof, (b) believed in good faith to be required to comply with any applicable law, regulation or order of a government authority of court of competent jurisdiction (including any securities laws applicable to a Collaborator), in which event the disclosing party shall use all reasonable efforts to advise the other Collaborator in advance of the need for such disclosure, or (c) is made, under confidentiality, to a recipient who is a licensor, licensee or potential licensor or licensee and to whom such disclosure is reasonably required to define the scope of rights which could be granted to the recipient without violating the terms of this Agreement.

         ARTICLE 13 - CERTAIN REPRESENTATIONS, WARRANTIES AND COVENANTS

     SECTION 13.1 CORPORATE STATUS AND AUTHORITY. Each Collaborator represents to the other that as of the date hereof:

     (a) it is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation;

     (b) it has the corporate power and authority to execute, deliver and perform this Agreement;

     (c) the execution, delivery and performance of this Agreement has been duly authorized by all necessary corporate action on the part of each Collaborator and the Agreement is binding and enforceable in accordance with its terms;

     (d) the execution, delivery and performance of this Agreement by such party (i) does not conflict with, or constitute a breach or default under its Certificate of Incorporation, bylaws, or any law, order, judgment or governmental rule or regulation applicable to it, and (ii) does not conflict with, or constitute a breach or default under or require any consent or approval not obtained under, any provision of any material agreement, contract, commitment or instrument to which it is a party;

     (e) to its knowledge, it owns all patents, know-how and other intellectual property rights included as of the Effective Date in its license to the other Collaborator under Section 5.1 hereof, except for rights licensed from or granted to third parties under the agreements listed on
SCHEDULE I hereof;

     (f) to its knowledge, it is not required to obtain the consent or approval of any third party to perform its obligations under this Agreement, or to license or transfer such rights to the other Collaborator or to the JV as contemplated under this Agreement; and

     (g) in the case of Chiron, to its knowledge and except as disclosed to Cephalon in writing, it owns all patents, knowhow and other intellectual property rights required for use in the manufacture of the Products, except for the rights specified on SCHEDULE I hereto, which are licensed by Chiron from the third parties specified therein, and it has not received any notice from a third party indicating that the manufacture of Products by Chiron would infringe any intellectual property rights of any third party.

      SECTION 13.2 NO INCONSISTENT AGREEMENTS. Neither Collaborator shall enter into any oral or written agreement after the date hereof that would be inconsistent with its obligations under this Agreement or deprive the other Collaborator of the benefits of the Collaboration in any substantial respect.

           ARTICLE 14 -- DISCLAIMER, INDEMNIFICATION AND INSURANCE

      SECTION 14.1 NO WARRANTY. EXCEPT AS EXPRESSLY SET FORTH IN ARTICLE 8 HEREOF, NEITHER COLLABORATOR MAKES ANY EXPRESS OR IMPLIED WARRANTIES, STATUTORY OR OTHERWISE, CONCERNING THE PRODUCTS OR THE TECHNOLOGY LICENSED BY IT TO THE OTHER COLLABORATOR OR TO THE JV, NOR DOES THE JV MAKES ANY EXPRESS OR IMPLIED WARRANTIES, STATUTORY OR OTHERWISE, CONCERNING THE JV TECHNOLOGY, THE PRODUCTS OR ANY INFORMATION LICENSED TO A COLLABORATOR UNDER THIS AGREEMENT. WITHOUT LIMITING THE FOREGOING, NEITHER COLLABORATOR NOR THE JV MAKES ANY EXPRESS OR IMPLIED WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR OTHERWISE, QUALITY OR USEFULNESS OF THE JV TECHNOLOGY OR THE PRODUCTS.

      SECTION 14.2  DEFENSE OF CLAIMS IN TERRITORY.  Except as provided in
Article 9 hereof, each Collaborator and the JV shall be responsible for defending itself against any liabilities, losses, costs, damages and expenses (including reasonable attorneys' fees and costs) (collectively, "Liabilities") resulting from a claim asserted by a third party arising out of the manufacture, marketing, sale or use of a Product in the Territory, including, without limitation, any claim in the nature of product liability (whether under theories of strict liability, negligence, breach of warranty or otherwise). If any such claim is asserted against both Collaborators and/or the JV, the Management Committee shall control the defense of the claim.

      SECTION 14.3  COSTS AND EXPENSES.

          (a) MAJOR MARKETS. Except as provided in Article 9 hereof, the Costs (including any judgments or monetary damages awarded in an action) incurred by the Collaborators or the JV in defending against any claim described in Section 14.2 shall be an Allowable Expense to the extent attributable to the Products in the Major Markets, unless the claim is caused by: (i) the breach by the Collaborator or the JV of any covenant, representation or warranty contained in this Agreement, or (ii) any act or omission constituting gross negligence or willful misconduct by the Collaborator or the JV in the development, manufacturing, labelling, promotion, marketing or sale of a Product or any other activity conducted by it under this Agreement (each, an "Excluded Liability").

          (b) ROYALTY TERRITORY. Except as provided in Article 9 hereof, the Costs (including any judgments or monetary damages awarded in an action) incurred by the Collaborators or the JV in defending against any claim described in Section 14.2 shall be borne by the defending party (and shall not be an Allowable Expense) to the extent attributable to the Products in the Royalty Territory, unless the claim constitutes an Excluded Liability of the other Collaborator, in which case the defending party may seek indemnity from the other Collaborator under Section 14.4 hereof.

      SECTION 14.4 INDEMNITY FOR EXCLUDED LIABILITIES. Each Collaborator and the JV (as such, an "Indemnifying Party") shall indemnify, defend and hold harmless the other Collaborator and the JV and its and their employees, officers, directors and agents (as such, an "Indemnified Party") from and against any Liabilities which the Indemnified Party may incur, suffer or be required to pay resulting from or arising in connection with (i) any Excluded Liability of the Indemnifying Party, (ii) any breach by the Indemnifying Party of any agreement listed on SCHEDULE I to which it or an Affiliate is a party, or (iii) the successful enforcement by an Indemnified Party of any of the foregoing.

      SECTION 14.5 PROCEDURES FOR INDEMNIFICATION. The obligations of the Indemnifying Party under this Article 14 are conditioned upon the delivery of written notice to the Indemnifying Party of any potential Liability, promptly after the Indemnified Party becomes aware of such potential Liability. The Indemnifying Party shall have the right to assume the defense of any suit or claim related to the Liability if it has assumed responsibility for the Liability in writing. If the Indemnifying Party defends the suit or claim, the Indemnified Party may participate in (but not control) the defense thereof, at its sole cost and expense (which shall not be an Allowable Expense).

      SECTION 14.6 SETTLEMENTS, ETC. Neither Collaborator may settle a claim or action under this Article 14 without the consent of the other Collaborator, if such settlement would impose any monetary obligation on the JV or the other Collaborator or require the JV or the other Collaborator to submit to an injunction or otherwise limit the other party's rights under this Agreement.

      SECTION 14.7 LIMITATION OF LIABILITY. With respect to any claim by one party against the other arising out of the performance or failure of performance of the other party under this Agreement, the liability of one party to the other party for such breach shall be limited under this Agreement or otherwise at law or equity to direct damages only; in no event shall a party be liable to the other party for indirect, incidental or consequential damages including, without limitation, lost profits.

   SECTION 14.8 INSURANCE. The Management Committee shall determine from time to time the types and amount of insurance coverage, if any, to be maintained by the JV and by each Collaborator to insure against the activities of the Collaborators and the Collaboration. The Costs incurred by a Collaborator in maintaining any insurance policy at the direction of the Management Committee shall be an Allowable Expense to the extent authorized by the Management Committee as attributable to its activities with respect to Products in the Major Markets and otherwise shall be the responsibility of the Collaborator.

                        ARTICLE 15 - DISPUTE RESOLUTION

      SECTION 15.1 DISPUTE RESOLUTION. If any dispute arises under this Agreement which can not be resolved expeditiously by the Management Committee after due consideration, the matter shall be submitted to the Chairman of Chiron and the Chief Executive Officer of Cephalon for resolution. If the two executives can not resolve the dispute to their mutual satisfaction within thirty (30) days, the dispute shall be referred to arbitration under Section
15.2 below.

      SECTION 15.2 ARBITRATION.

      (a) Except as provided in subsection (d) hereof, all disputes arising between Cephalon and Chiron under this Agreement that have not been resolved pursuant to Section 15.1 shall be settled by arbitration conducted in the English language in accordance with the procedures of the Commercial Rules of the American Arbitration Association, before a panel of three arbitrators, one of whom is selected by Cephalon, one of whom is selected by Chiron, and one of whom is selected by Cephalon and Chiron (or by the other two arbitrators, if the parties cannot agree). The parties shall request an expedited hearing for any dispute related to a nonpayment hereunder, and shall otherwise cooperate with each other in causing the arbitration to be held in as efficient and expeditious a manner as practicable. Any arbitration proceeding instituted by a Collaborator shall be brought in the principal place of business of the defending party.

      (b) Any award rendered by the arbitrators shall be binding upon the parties hereto and shall be final, subject to review by a court of competent jurisdiction under the statutory standard of review applicable to arbitrations. Judgment upon the award may be entered in any court of record of competent jurisdiction.

      (c) Each party shall pay its own expenses of arbitration and the expenses of the arbitrators shall be equally shared unless otherwise ordered by the arbitrators.

      (d) Notwithstanding anything contained in this Section 15.2, each party shall have the right to institute judicial proceedings against the other party or anyone acting by, through or under such other party in order to (i) enforce the instituting party's rights hereunder through specific performance, injunction or similar equitable relief, or (ii) enforce its rights under Article 12 hereof.

                      ARTICLE 16 - TERM AND TERMINATION

   SECTION 16.1 TERM. This Agreement shall commence as of the Effective Date and shall continue until the last sale of a Product in the Territory pursuant to Article 4 or Article 7, unless terminated earlier in accordance with this
Article 16.

   SECTION 16.2 TERMINATION OF AGREEMENT IN FULL.

      (a) TERMINATION FOR COMMERCIAL FAILURE. This Agreement may be terminated in full by either Collaborator, upon 180 calendar days written notice to the other Collaborator, if in the good faith conclusion of the terminating Collaborator, there is no reasonable, objective basis for further development of any Product within the Field. The terminated Collaborator shall, at its election, be a "Continuing Licensee" for purposes of Section 16.5(b) hereof.

      (b) TERMINATION UPON BREACH. This Agreement may be terminated in full by either Collaborator upon material breach by the other Collaborator of any covenant, representation or warranty of this Agreement such that the non-breaching party is denied in a substantial respect the economic benefit of this Agreement and such breach is not substantially cured within sixty
(60) calendar days after the non-breaching Collaborator gives the breaching Collaborator written notice of such breach. The terminating Collaborator shall, at its election, be a "Continuing Licensee" for purposes of Section 16.5(b) hereof.

      (c) TERMINATION BY MUTUAL AGREEMENT. This Agreement may be terminated in whole or in part at any time by mutual written agreement of the Collaborators.

      SECTION 16.3 ACTIONS UPON CHANGE OF CONTROL. If either Collaborator experiences one or more of the following events (a "Change of Control"):

            (i) any person or group (other than a Collaborator or a group including a Collaborator) becomes after the date hereof (whether by tender or exchange offer or otherwise) the beneficial owner, directly or indirectly, of securities of the Collaborator representing 50% or more of the combined voting power of such Collaborator's then outstanding voting securities;

            (ii) the membership of the Collaborator's Board of Directors changes as a result of one or more contested elections within a two year period such that individuals who were members of such Board prior to any such contested election no longer make up a majority of such Board; or

            (iii) stockholders of the Collaborator approve a merger, plan of consolidation, the sale or disposition of all or substantially all of such Collaborator's assets, or a plan of partial or complete liquidation of such Collaborator;

then the Collaborator experiencing the Change of Control shall promptly furnish the other Collaborator with written notice describing such event (reasonably in advance of such event, if possible, but in no event later than ten (10) days after such event).

   SECTION 16.4 PARTIAL TERMINATION IN ROYALTY TERRITORY. Chiron may terminate its rights in any country in the Royalty Territory, in whole or as to any Product, without cause, upon 180 days written notice to the JV.

   SECTION  16.5 RIGHTS AND OBLIGATIONS ON TERMINATION.

   (a) BALANCING. Upon termination of this Agreement pursuant to Section 16.2, the Collaborators shall balance any remaining deficiency in the equal funding of Allowable Expenses between the parties in a transaction (such as a purchase of assets) that is mutually acceptable to the parties and, at the option of the Collaborator balancing the deficiency, does not result in a current charge to the earnings of such Collaborator.

   (b) RIGHTS OF A CONTINUING LICENSEE.

            (I) SURVIVING LICENSES. A Collaborator who is a Continuing Licensee may elect to have the applicable licenses granted to it or to the JV under Article 5 convert into an exclusive license to the Continuing Licensee, which shall survive termination of this Agreement until the Continuing Licensee ceases to develop or commercialize Products. The other Collaborator shall transfer to the Continuing Licensee, upon request, all Confidential Information necessary or useful for the manufacture, use or sale of the applicable Product in its possession. In addition, the Continuing Licensee may elect to cause the other Collaborator and the JV to transfer all Regulatory Approvals, Pricing Approvals, marketing approvals, customer lists, contracts, information or any other right that is necessary or useful for the development, manufacture, use, marketing or sale of the applicable Product or Products. The other Collaborator shall take such steps as are reasonably required to transfer all such approvals, contracts, information and rights to enable the Continuing Licensee to assume the business of developing, marketing and selling the applicable Product or Products.

     (ii) SUPPLY OF PRODUCTS. If the Continuing Licensee is not supplying any of the applicable Product or Products under this Agreement, it may either require the other party to continue to supply the applicable Product or Products, upon the terms and for the period described below, or cause the other party to transfer the required technology to the Continuing Licensee.

     If a Continuing Licensee elects to require the other party to continue to supply Products, it shall pay the supplying party, on a quarterly basis, an amount equal to [CONFIDENTIAL TREATMENT REQUESTED] for all Products continued to be supplied hereunder. The supplying party shall only be obligated to supply Products for a reasonable transition period, which period shall not exceed [CONFIDENTIAL TREATMENT REQUESTED] from the date that the Collaborator elects to become a Continuing Licensee. The Continuing Licensee shall use all commercially reasonable efforts to identify a replacement manufacturer or establish a manufacturing facility for the Products in a timely manner. The supplying party shall take such steps as are reasonably required to enable the Continuing Licensee to assume the business of producing the Products. If for any reason the supplying party is not legally permitted to transfer the necessary technology or rights to the Continuing Licensee for these purposes, the supplying party will continue to provide the applicable Product or Products under this Agreement or to otherwise make available to the Continuing Licensee the benefits of this Section 16.4, pursuant to commercially reasonable terms to be mutually agreed upon by the parties. Any amounts owed by the Continuing Licensee for Product supply under this Agreement shall be set off against the amount, if any, of unbalanced
Allowable Expenses of the Continuing Licensee existing as of the effective termination date of this Agreement.

    If a Continuing Licensee elects to cause a transfer of the required technology to manufacture Products, the transferring party shall take such steps as are reasonably required to enable the Continuing Licensee to manufacture (or have manufactured) the Products, including, without limitation, by providing to the Continuing Licensee: (x) all manufacturing information and descriptions of the applicable technology and processes in sufficient detail to permit the manufacture of the Products in commercial quantities in an efficient manner; (y) samples of all organisms or other biological material used in producing such Products; and (z) training of personnel as may be necessary to permit the manufacture of the Products. The Continuing Licensee shall pay the transferring party a royalty on sales of Products at a rate to be negotiated by the parties in good faith at the time of such license, but shall not be more than [CONFIDENTIAL TREATMENT REQUESTED] of the royalties payable by Chiron under Article 8 hereof.

     (c) NON-COMPETE. A Collaborator that is not a Continuing Licensee shall refrain from selling Products in the Field in the Territory and shall refrain from participating, directly or indirectly, in any business, partnership, collaboration, license arrangement or other enterprise engaged in the business of the development, manufacture, marketing, use, distribution or sale of Products in the Field and in the Territory for a period of five
(5) years after the termination date.

    (d) ROYALTY TERRITORY.

        (i) Cephalon shall have the right to assume Chiron's rights and obligations as to any country or Product in the Royalty Territory upon any termination of such country or Product under Section 16.4. However, no such assumption by Cephalon shall operate as waiver of or otherwise extinguish Chiron's obligations for liabilities accrued prior to the termination date. Chiron shall cooperate with Cephalon to allow Cephalon to conduct its business under this Agreement in a timely manner, including taking such steps as are reasonably required to allow Cephalon to obtain supplies of Products for purposes of this Agreement.

        (ii) Upon termination of a country or Product in the Royalty Territory by Chiron pursuant to Section 16.4, Chiron shall promptly deliver to the JV or Cephalon, as applicable, all promotional materials and other data, information, test results, marketing information, customer lists and records, distributor lists and records, and any other information under Chiron's control that is related to the manufacture, marketing or sale of the applicable Product or Products in the applicable country or countries within the Royalty Territory. Chiron also shall promptly transfer any Regulatory Approvals and Pricing Approvals for the applicable Product or Products in the applicable country or countries in the Royalty Territory to the JV or Cephalon, as applicable, to the extent permitted by law.

        (iii) Chiron may sell remaining inventory and finished goods for a Product or Products as to which Chiron has terminated pursuant to Section
     16.4 for a period not to exceed six (6) months, subject to the royalty obligations and other provisions of this Agreement. Any inventory of

     Product remaining at the end of such period shall be transferred pursuant to the instructions of the JV or Cephalon, the costs of which shall be borne by the JV or Cephalon, as applicable.


     SECTION 16.6 TERMINATION UPON CCP TRANSFER. If for any reason Cephalon, after consultation with Chiron, either elects not to exercise its right to purchase the limited partnership interests of CCP under the Purchase Agreement included in the Cephalon Agreements, or Cephalon's rights under this Agreement are transferred to CCP for any other reason (including breach under the terms of the applicable Cephalon Agreements), Cephalon may transfer its rights under this Agreement to CCP, unless either CCP or Chiron elects to terminate this Agreement, upon 90 days written notice of termination to the other. In the event of such termination, any license to a Continuing Licensee under Section 16.5 hereof also shall terminate, the Chiron Technology shall revert to Chiron and the Cephalon Technology shall revert to CCP, subject to the perpetual licenses under Section 5.1 hereof.

     SECTION 16.7 EFFECTIVE DATE OF TERMINATION. Unless otherwise provided herein, a termination notice pursuant to this Article 16 shall be effective on the date of delivery of written notice of termination to the other party hereto.

     SECTION 16.8 SURVIVAL. Neither Collaborator nor the JV shall be relieved of its obligations to pay any sums of money due or payable or accrued under this Agreement as of the date of such termination. All accounts between the Collaborators and the JV shall be settled in full within ninety (90) days following the termination of this Agreement under Section 16.2. Article 12,
Section 16.5 and this Section 16.7 shall survive the termination of this Agreement. In addition, any provision required to interpret and enforce the parties rights and obligations under this Agreement also shall survive to the extent required for the full observation and performance of this Agreement in accordance with its terms.

    SECTION 16.9 REMEDIES NOT EXCLUSIVE. Termination by either Collaborator pursuant to this Article 16 shall not prejudice any other remedy that such party might have in law or equity with the exception, however, of claiming compensation for loss or damages resulting from such termination.


                            ARTICLE 17 - MISCELLANEOUS

     SECTION 17.1 ENTIRE AGREEMENT; AMENDMENT. This Agreement contains the entire understanding of the Collaborators with respect to the subject matter hereof and supersedes all previous verbal and written agreements, representations and warranties.

This Agreement may be released, waived or modified only by written agreement signed by the party against whom enforcement of any release, waiver, modification, or other change is sought.

     SECTION 17.2 REFERENCES TO CIBA. All references to CIBA in this Agreement shall be effective for so long as CIBA has the right of first refusal to sell or promote products containing IGF-1 under the CIBA Agreement. If at any time CIBA ceases to have such right, all references to CIBA's rights and obligations under this Agreement shall be of no further force and effect.

     SECTION 17.3 FORCE MAJEURE. Failure of any party to perform its obligations under this Agreement (except the obligation to make payments) shall not subject such party to any liability or place them in breach of any term or condition of this Agreement to the other party if such failure is caused by any cause beyond the reasonable control of such nonperforming party, including without limitation acts of God, fire, explosion, flood, drought, war, riot, sabotage, embargo, strikes or other labor trouble, failure in whole or in part of suppliers to deliver on schedule materials, equipment or machinery, interruption of or delay in transportation, a national health emergency or compliance with any order or regulation of any government entity acting with color of right.

      SECTION 17.4 NO INTERFERENCE WITH EXISTING BUSINESSES. Each of Chiron and Cephalon acknowledges that the other party is engaged in the business of developing, manufacturing, marketing and selling products, including Products outside the Field and products other than Products within the Field. Nothing in this Agreement shall prevent either Collaborator from continuing to carry on its business or to enter into agreements with third parties except as expressly provided in Sections 4.6, 5.5 and 16.5(c) hereof.

      SECTION 17.5 COMPLIANCE WITH LAW. Each Collaborator shall comply with all laws, rules and regulations which are material to the conduct of its activities under this Agreement.

      SECTION 17.6 WAIVER. The failure of a party to enforce any breach or provision of this Agreement shall not constitute a continuing waiver of such breach or provision and such party may at any time thereafter act upon or enforce such breach or provision of this Agreement. Any waiver of breach executed by either party shall affect only the specific breach and shall not operate as a waiver of any subsequent or preceding breach.

      SECTION 17.7 NO ASSIGNMENT. No Collaborator may sell, assign, pledge or otherwise dispose of all or any portion of its interest in the Collaboration or right thereto without the prior written consent of the other Collaborator, except that no such consent is required for any transfer to an Affiliate or to a successor to substantially all of the Collaborator's business. Subject to the foregoing, this Agreement shall inure to the benefit of and be binding upon the Collaborators and their respective permitted successors and assigns.

      SECTION 17.8 SEVERABILITY. If any clause or provisions of this Agreement is declared invalid or unenforceable by a court of competent jurisdiction, such provision shall be severed and the remaining provisions of the Agreement shall continue in full force and effect. The parties shall use their best efforts to agree upon a valid and enforceable provision as a substitute for the severed provision, taking into account the intent of this Agreement.

      SECTION 17.9 NOTICES. Any notice, request or other communication required to be given pursuant to the provisions of this Agreement shall be in writing and shall be deemed to be given when delivered in person or five days after being deposited in the United States mail, postage prepaid, certified, return receipt requested, or by overnight courier (return receipt requested), to the parties addressed as follows:

         (a)  If to Chiron to:

              Chiron Corporation
              4560 Horton Street
              Emeryville, California  94608
              Attn:  Office of the President
              Tel:  (510)  655-8730
              FAX:  (510)  654-5360

              With a copy to:

              Law Department
              Chiron Corporation
              Tel:  (510)  655-8730
              FAX:  (510)  654-5360

         (b)  If to Cephalon, to

              Cephalon, Inc.
              145 Brandywine Parkway
              West Chester, PA  19380
              Attn:  President
              Tel:  (215)  344-0200
              FAX:  (215)  344-7253

              With a copy to:

              Barbara S. Schilberg
              Morgan, Lewis & Bockius
              2000 One Logan Square
              Philadelphia, PA  19013
              Tel:  (215)  963-5000
              FAX:  (215)  963-5299

Either party may change its address or its FAX number by giving the other party written notice, delivered in accordance with this Section.

      SECTION 17.10 PRONOUNS. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the context may require.

      SECTION 17.11 FURTHER INSTRUMENTS. Each Collaborator shall execute and deliver such further instruments and do such further reasonable acts and things as reasonably may be required to carry out the intent and purpose of this Agreement.

      SECTION 17.12 GOVERNING LAW. The validity, performance, construction, and effect of this Agreement will be governed by the laws of the State of Delaware, without giving effect to conflict of law rules.

      SECTION 17.13 COUNTERPARTS. This Agreement shall become binding when any one or more counterparts hereof, individually or taken together, bears the signature of each of the parties hereto. This Agreement may be executed in any number of counterparts, each of which shall be an original as against the party whose signature appears thereon, but all of which taken together shall constitute but one and the same instrument.

    IN WITNESS WHEREOF, each party has caused this Agreement to be signed by its duly authorized officer as of the date first above written.

CHIRON CORPORATION                        CEPHALON, INC.



By: /s/ William J. Rutter, Ph.D.          By: /s/ Frank Baldino, Jr.
    -------------------------------          --------------------------------
    Name: William J. Rutter, Ph.D.        Name:  Frank Baldino, Jr.
    Title: Chairman                       Title: President and Chief
                                                 Executive Officer

                                  SCHEDULE I

                            THIRD PARTY AGREEMENTS




[CONFIDENTIAL TREATMENT REQUESTED]

[CONFIDENTIAL TREATMENT REQUESTED]

                                   SCHEDULE II

                                  FIELD EXCLUSION


[CONFIDENTIAL TREATMENT REQUESTED]

                                  SCHEDULE III

                                 SOD TECHNOLOGY


[CONFIDENTIAL TREATMENT REQUESTED]

                                 SCHEDULE IV

                            THIRD PARTY ROYALTIES



[CONFIDENTIAL TREATMENT REQUESTED]

                                   SCHEDULE V

                   DEVELOPMENT EXPENSES FOR TRANSITION PERIOD



[CONFIDENTIAL TREATMENT REQUESTED]

                                  SCHEDULE VI

                 ALLOWABLE EXPENSES AND ACCOUNTING PRINCIPLES

      To be prepared in accordance with Section 2.3(c).

                                  SCHEDULE VII

                         PREFERRED INDICATIONS OF CHIRON

[CONFIDENTIAL TREATMENT REQUESTED]

                                  SCHEDULE VIII

                          CEPHALON NONFIELD INDICATIONS

[CONFIDENTIAL TREATMENT REQUESTED]

                                                                Exhibit 10.206

                        [CONFIDENTIAL TREATMENT REQUESTED]

[Certain information has been omitted herein pursuant to a request for confidential treatment pursuant to Rule 24b-2.]


                           [Letterhead]


                                        January 13, 1995

VIA FEDERAL EXPRESS

Chiron Corporation
4560 Horton Street
Emeryville, CA  94608
Attention: William H. Green, Esq.

      Re:  COLLABORATION AGREEMENT

Gentlemen:

      This letter is intended to confirm certain mutual understandings in connection with the Agreement between Cephalon, Inc. and Chiron Corporation dated January 7, 1994 (the "Agreement") related to the joint development and commercialization of IGF-1 and other specified compounds. All capitalized terms not otherwise defined herein are used as defined in the Agreement.

1. The 1994 budget of Allowable Expenses by Cephalon for the use of IGF-1 in the treatment of ALS has been approved by the Management Committee in the form attached as EXHIBIT A to this letter.

2. The 1994 budget of [CONFIDENTIAL TREATMENT REQUESTED] of Allowable Expenses by Chiron for IGF-1 has been approved by the Management Committee.

3. Section 6.1 of the Agreement is amended to read in its entirety as follows:

           "SECTION 6.1 SHARING OF OPERATING PROFITS AND LOSSES. The Operating Profits and Operating Losses from the Major Markets and the Royalty Territory shall be shared equally by Cephalon and Chiron, except (i) for the special allocation described in
           Section 6.2(a) hereof, and (ii) Cephalon shall receive from the JV a royalty of [CONFIDENTIAL TREATMENT REQUESTED] in the Major Markets in Europe (i.e., the EC and EFTA countries) of a Product containing IGF-1 for use in treating ALS, before Operating Profits and Operating Losses are calculated."

Chiron Corporation
January 13, 1995
Page 2

4. Cephalon will be responsible for the Costs related to the IGF-1 program that were incurred by Cephalon in 1994, as specified on EXHIBIT B hereto, and for any other Costs related to the European ALS study that are designated as non-Allowable Expenses in the 1995 budget to be approved by the Management Committee (all of such Costs being referred to as the ""Reimbursable Costs"). However, Cephalon shall be entitled to make draws under the Line of Credit Note to fund one-half of the Reimbursable Costs, not to exceed $10 million. The Line of Credit Note is hereby amended to the extent required to permit such draws and is further amended to extend the Maturity Date of the Note by one year, to January 6, 2000.

5. Chiron shall have no right to receive any of the Operating Profits from Net Sales in the Major Markets in Europe of a Product containing IGF-1 for use in treating ALS, unless it elects to repurchase its rights by reimbursing Cephalon for the Reimbursable Costs, by written notice to Cephalon delivered at any time before the earlier of (i) filing by Cephalon of the first request for regulatory approval to market a product containing IGF-1 in a Major Market, or (ii) the Maturity Date of the Line of Credit Note. To repurchase such rights, Chiron shall reimburse Cephalon for 50% of the Reimbursable Costs, plus interest accrued at [CONFIDENTIAL TREATMENT REQUESTED], compounded annually from the date the Reimbursable Cost was incurred. The reimbursement shall be paid out of Chiron's share of Operating Profits in the Territory from Net Sales of a Product containing IGF-1 for use in treating ALS. All of Chiron's share of Operating Profits in the Territory will be subject to the reimbursement, on a dollar-for-dollar basis, until the Reimbursable Costs, plus accrued interest, have been paid in full. All such reimbursements shall be applied first, to pay accrued interest and second, to pay the principal of the Reimbursed Costs. Chiron may at any time prepay the Reimbursable Costs, plus interest accrued to the date of prepayment.

      If Chiron elects to reimburse the Reimbursable Costs, Cephalon shall repay the outstanding principal of the Line of Credit Note related to the draws used to fund the Reimbursable Costs in an amount equal to, and concurrently with, each payment by Chiron of Reimbursable Costs. If Chiron gives written notice of its election to repurchase such rights, the Maturity Date of the Line of Credit Note shall automatically be extended to the extent required to permit the payment by Cephalon of such principal of the Note concurrently with reimbursement by Chiron of the Reimbursable Costs.

Chiron Corporation
January 13, 1995
Page 3

      If the foregoing accurately reflects your understanding as to these matters, please indicate your agreement in the space provided below.

                                       Very truly yours,

                                       /s/ Bruce A. Peacock

                                       Bruce A. Peacock
                                       Executive Vice President &
                                       Chief Operating Officer

Accepted and agreed to by:

CHIRON CORPORATION



By: /s/ William G. Green
        ----------------

cc:  Frank Baldino, Jr. Ph.D.
     Barbara S. Schiberg, Esq.

                                                           EXHIBIT A


[CONFIDENTIAL TREATMENT REQUESTED]

                                                           EXHIBIT B


[CONFIDENTIAL TREATMENT REQUESTED]

                        [CONFIDENTIAL TREATMENT REQUESTED]

[Certain information has been omitted herein pursuant to a request for confidential treatment pursuant to Rule 24b-2.]

                                                           Exhibit 10.85


                                              May 23, 1995

VIA FAX

Chiron Corporation
4560 Horton Street
Emeryville, CA  94606
Attention: William Green, Esq.

     Re:  AMENDMENT TO AGREEMENT

Gentlemen:

     This letter is to confirm our understanding as to certain matters under the Agreement dated January 7, 1994 between Caphalon, Inc. and Chiron Corporation, as amended (the "Agreement"). All terms not otherwise defined herein are used as defined in the Agreement.

     1. If Chiron is not for any reason manufacturing on behalf of the Collaboration commercial supplies of a Product containing IGF-1, and Cephalon is manufacturing the Product, Cephalon will receive [CONFIDENTIAL TREATMENT REQUESTED] of the Operating Profits from the Major Markets and the Royalty Territory, and Section 6.1 of the Agreement is hereby amended to add a new clause (iii) after the word 'except', which states in its entirety as follows:

     "(iii) if Chiron is not for any reason manufacturing on behalf of the Collaboration commercial supplies of a Product containing IGF-1, Cephalon will receive an additional [CONFIDENTIAL TREATMENT REQUESTED] of the Operating Profits from the Major Markets and the Royalty Territory attributable to Net Sales of any such Product that was manufactured by Cephalon (the 'Manufacturing Premium') (i.e., for a total share of [CONFIDENTIAL TREATMENT REQUESTED] of such Operating Profits)."

     2. The payment by the Collaboration of Manufacturing Premium does not operate as a waiver of any party's rights or obligations under the Agreement, including Chiron's obligations to manufacture Products in accordance with the terms of the Agreement.

     3. Chiron has elected not to participate in Cephalon's option to buy-down the royalty rate and license fees payable under a License Agreement dated March 6, 1992, as amended, between Cephalon and The Salk Institute of Biotechnology/Industrial Associates, Inc. ("SIBIA"). Even if Cephalon exercises its option to buy-down the SIBIA compensation, the Collaboration will nevertheless continue to be responsible for the full amount of the compensation (royalties and license fees) owed to SIBIA under the SIBIA License as in effect before such buy-down, to the extent such compensation results from the activities of the Collaboration. The payment of SIBIA

Chiron Corporation
May 23, 1995
Page 2

compensation will be made to Cephalon, who will remit the appropriate amount to SIBIA. As an illustration, assuming that before the buy-down the royalty owed to SIBIA on sales of a Product in the Field is [CONFIDENTIAL TREATMENT REQUESTED] and that Cephalon buys down [CONFIDENTIAL TREATMENT REQUESTED] of the SIBIA royalty, the Collaboration will pay Cephalon the [CONFIDENTIAL TREATMENT REQUESTED] royalty and Cephalon will remit the [CONFIDENTIAL TREATMENT REQUESTED] royalty to SIBIA.

     If the above accurately describes our understanding, please indicate your agreement in the space provided below.

                                                 Sincerely yours,


                                                 /s/ Bruce A. Peacock

                                                 Bruce A. Peacock
                                                 Executive Vice President and
                                                 Chief Operating Officer

Acknowledged and agreed to by:

CHIRON CORPORATION

By: /s/ William G. Green
   ----------------------------